                                                                   Exhibit 99.14


                                November 10, 2004

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.
     c/o Trico Marine Services, Inc.
     250 North American Court
     P.O. Box 4097
     Houma, LA  70363




                                COMMITMENT LETTER
              $75 MILLION DEBTOR-IN-POSSESSION CREDIT FACILITY AND
                        $75 MILLION EXIT CREDIT FACILITY

Ladies and Gentlemen:

         You have advised us that Trico Marine Assets, Inc. and Trico Marine Operators, Inc. (each, a "BORROWER" and collectively, the "BORROWERS") are seeking a debtor-in-possession, senior secured credit facility of up to $75,000,000 (the "DIP FACILITY"), which shall be convertible into a $75,000,000 senior secured exit credit facility (the "EXIT FACILITY", and together with the DIP Facility, the "FACILITIES") in connection with a possible filing by Trico Marine Services, Inc. (the "COMPANY") and the Borrowers of voluntary petitions (the "CASES") in a United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT") under chapter 11 of title 11 of the United States Code (the "BANKRUPTCY CODE"). Capitalized terms used herein, defined in Annex I hereto and not otherwise defined herein shall have the meanings ascribed thereto in Annex I.

         SECTION 1. COMMITMENT, USE OF PROCEEDS, ETC. Bear Stearns Corporate Lending Inc. ("BSCL") and the other financial institutions signatory to this Commitment Letter (collectively, the "JOINT ARRANGERS") are pleased to inform the Company and the Borrowers of the Joint Arrangers' several (but not joint) commitment to provide the entire amount of the Facilities in the respective amounts set forth opposite their names on Schedule A to the Commitment Level Side Letter dated the date hereof (the "COMMITMENT LEVEL SIDE LETTER") between the parties hereto specifying the commitment levels of each of the Joint Arrangers under the Facilities, and BSCL is pleased to inform the Company and the Borrowers of its commitment to act as Administrative Agent for the Facilities, all subject to the terms and conditions of this letter and the attached Annex I (collectively, this "COMMITMENT LETTER" and together with the Commitment Level Side Letter and the Administrative Agent Fee Letter referred to below, the "COMMITMENT DOCUMENTS"). The proceeds of the Facilities would be used by the Borrowers as described in the "Use of Proceeds" sections in the attached Annex I. BSCL will act as the sole Administrative Agent for the Facilities. Bear, Stearns & Co. Inc. will act as sole lead arranger

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 2

and sole bookrunner. No additional agents, co-agents or arrangers will be appointed, or other titles conferred, without the consent of BSCL and Bear, Stearns & Co. Inc.

         SECTION 2. CONDITIONS PRECEDENT. The several commitments of the Joint Arrangers, and BSCL's commitment to act as Administrative Agent, as contemplated herein are subject to (i) the preparation, execution and delivery of customary mutually acceptable loan, security, guarantee and related documentation (the "OPERATIVE DOCUMENTS") incorporating substantially the terms and conditions outlined in this Commitment Letter, including Annex I hereto, and the other Commitment Documents, and the closing of the DIP Facility, on or before December 15, 2004, unless extended for no more than 30 days by written consent of the Required Lenders (the "COMMITMENT TERMINATION DATE"); (ii) the absence of any Material Adverse Change; (iii) the accuracy and completeness of all representations that the Company and its subsidiaries have made to the Joint Arrangers and BSCL and all information that the Company, its subsidiaries and their advisors have furnished to the BSCL, as Administrative Agent, or to the Joint Arrangers; (iv) the Borrowers' compliance with the terms of this Commitment Letter and the Administrative Agent Fee Letter, including, without limitation, the payment in full of all fees, expenses and other amounts payable under, or pursuant to the terms of, this Commitment Letter and the Administrative Agent Fee Letter; (v) each Joint Arranger's satisfaction with the form and substance of the Specified Information, such satisfaction to be evidenced by such Joint Arranger's execution and delivery of this Commitment Letter; and (vi) the satisfaction of the other "Conditions Precedent to Effectiveness of the DIP Credit Agreement" and "Conditions Precedent to Each Extension of Credit" set forth in Annex I. "SPECIFIED INFORMATION" means (i) the Structure Chart, (ii) a Company Net Indebtedness Statement and TS Net Indebtedness Statement as at the most recent month-end preceding the date hereof, (iii) a current Forecast and (iv) a current Aggregate L/C Exposure Statement.

         SECTION 3. COMMITMENT TERMINATION. The several commitments of the Joint Arrangers hereunder will terminate on the earlier of (i) the date the Operative Documents become effective and (ii) the Commitment Termination Date.

         SECTION 4. FEES. The Borrowers jointly and severally agree to pay the fees set forth in Annex I hereto and the administrative agent fees set forth in the Administrative Agent Fee Letter dated the date hereof (the "ADMINISTRATIVE AGENT FEE LETTER") between the Company, the Borrowers and BSCL. Each of Annex I hereto and the Commitment Level Side Letter and the Administrative Agent Fee Letter constitutes an integral part of BSCL's commitment hereunder and a part of this Commitment Letter for all purposes. Each of the fees described in Annex I and in the Fee Letter shall be non-refundable when paid.

         SECTION 5. INDEMNIFICATION. The Company and the Borrowers jointly and severally agree to indemnify and hold harmless the Administrative Agent and the Joint Arrangers and each of their respective affiliates and each of the respective officers, directors, employees, agents, advisors, attorneys, consultants and representatives of each of the foregoing (each, an

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 3

"INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel), joint or several ("INDEMNIFIED AMOUNTS"), that may be imposed on, incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with, arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense in connection therewith), whether or not any such Indemnified Party is a party thereto, in each case in any manner relating to, arising out of or in connection with or by reason of any of the Commitment Documents or the Operative Documents or the transactions contemplated hereby or thereby (which shall include any act, event or transaction related or attendant to any thereof), or any actual or proposed use of the proceeds of the Facilities, or in connection with any investigation of any matters contemplated hereby or thereby (collectively, the "INDEMNIFIED MATTERS") except that the Company and the Borrowers shall not have any obligation to an Indemnified Party pursuant hereto with respect to any Indemnified Amounts relating to any Indemnified Matter to the extent of any portion of such Indemnified Amounts directly and primarily caused by, or directly and primarily resulting from, the gross negligence or willful misconduct of that Indemnified Party as determined in a final non-appealable judgment or order by a court of competent jurisdiction. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, either Borrower or any of their respective subsidiaries, or by any directors, security holders or creditors of any of the foregoing, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

         The Company and the Borrowers jointly and severally further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, either Borrower or any of their respective subsidiaries, or any directors, of any of the foregoing, for or in connection with the Indemnified Matters, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have been caused directly and primarily by, or resulted directly and primarily from, such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

         SECTION 6. COSTS AND EXPENSES. In further consideration of the commitments of the Joint Arrangers hereunder, and recognizing that in connection herewith and with the other Commitment Documents the Administrative Agent and the Joint Arrangers are and have been incurring substantial costs and expenses (including, without limitation, fees and disbursements of counsel, filing and recording fees and due diligence costs (including, without limitation, the costs and expenses associated with the Administrative Agent's and each Joint Arranger's legal due diligence), transportation, computer, duplication, messenger, appraisal, audit, insurance and

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 4

consultant costs and expenses), the Company and the Borrowers jointly and severally hereby agree to pay, or reimburse the Administrative Agent and the Joint Arrangers on demand for, all such reasonable costs and expenses, regardless of whether any of the transactions contemplated hereby are consummated. The Company and the Borrowers jointly and severally also agree to pay all costs and expenses of the Administrative Agent and the Joint Arrangers (including, without limitation, all fees and disbursements of counsel) incurred in connection with the enforcement of any of their respective rights and remedies under any of the Commitment Documents. Upon the execution and delivery by the Company and the Borrowers of this Commitment Letter, the Company and the Borrowers shall provide BSCL with a $10,000 expense deposit to be applied to such costs and expenses, which shall be refunded to the extent not used.

         SECTION 7. CONFIDENTIALITY. By accepting delivery of this Commitment Letter, the Company and the Borrowers agree that the Commitment Documents are for the Company's and the Borrowers' confidential use only and that neither their existence nor the terms thereof will be disclosed by any of them to any person other than the Borrowers' and the Company's respective officers, directors, employees, accountants, attorneys and other advisors, agents and representatives (the foregoing, collectively, their "REPRESENTATIVES"), and then only on a confidential and "need-to-know" basis in connection with the transactions contemplated hereby. Notwithstanding the foregoing, following the Company's and the Borrowers' acceptance of the provisions hereof as provided below and the Company's and the Borrowers' return of an executed counterpart of each of the Commitment Documents to the Joint Arrangers or the Administrative Agent, as applicable, the Company and the Borrowers (i) may disclose the existence and terms of this Commitment Letter and the existence (but not the terms and conditions) of the Commitment Level Side Letter and the Administrative Agent Fee Letter (x) to the Company's public bondholders and their counsel and
(y) in connection with the solicitation of votes for the Pro Forma Plan and (ii) may make such public filings of, and such other public disclosures of the terms and conditions of, the Commitment Documents or any of them as the Company and the Borrowers are required by law, in the opinion of the Company's and the Borrowers' counsel, to make.

         SECTION 8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE BORROWERS. The Company and the Borrowers each represents and warrants to the Administrative Agent and the Joint Arrangers that (i) all information that has been or will hereafter be made available to the Administrative Agent or the Joint Arrangers or any other potential lender under any of the Facilities by the Company, either Borrower or their respective affiliates or any of the respective Representatives of any of the foregoing in connection with the transactions contemplated hereby (collectively, the "INFORMATION"), including, without limitation, the Specified Information (excluding the Forecast contained therein) is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (ii) all financial projections (including without limitation the Forecast contained in the Specified Information)

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 5

that have been or will be prepared by the Company, either Borrower or their respective affiliates or any of the respective Representatives of any of the foregoing and made available to the Administrative Agent or the Joint Arrangers or any other potential lender under any of the Facilities (the "PROJECTIONS") have been or will be prepared in good faith based upon reasonable assumptions (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's and the Borrowers' control, and that no assurance can be given that the Projections will be realized). Each of the Company and the Borrowers jointly and severally agrees to supplement the Information and Projections from time to time until the Operative Documents become effective so that the representations and warranties contained in this paragraph remain correct.

         SECTION 9. INFORMATION. In issuing this Commitment Letter, the Administrative Agent and the Joint Arrangers are relying on the accuracy of the information furnished to them by or on behalf of the Company, the Borrowers and their respective affiliates and the respective Representatives of each of the foregoing (including without limitation the Information and the Projections) without independent verification thereof.

         SECTION 10. NO THIRD PARTY RELIANCE, ETC. The agreements of BSCL and the Joint Arrangers hereunder and under the other Commitment Documents and of any lender that issues a commitment to provide financing under either of the Facilities are made solely for the benefit of the Company and the Borrowers and may not be relied upon or enforced by any other person, including without limitation any person to whom this Commitment Letter or any other Commitment Document may be disclosed in accordance herewith. Please note that those matters that are not covered or made clear herein are subject to mutual agreement of the parties. The Company and the Borrowers may not assign or delegate any of their respective rights or obligations hereunder without the prior written consent of BSCL and each of the Joint Arrangers. None of the Commitment Documents may be amended or modified, or any provision thereof waived, except by a written agreement signed by all parties thereto. The Commitment Documents are not intended to create a fiduciary relationship among the parties hereto or thereto.

         The Company and the Borrowers acknowledge that BSCL and/or one or more of its affiliates may provide financing, equity capital, financial advisory and/or other services to parties whose interests may conflict with the interests of the Company, the Borrowers and their respective affiliates. Consistent with BSCL's policy to hold in confidence the affairs of its customers, neither BSCL nor any of its affiliates will furnish confidential information obtained from the Company or the Borrowers to any of BSCL's or its affiliates' other customers. Furthermore, neither BSCL nor any of its affiliates will make available to the Company or the Borrowers confidential information that BSCL or any of its affiliates obtained or may obtain from any other person.

         SECTION 11. GOVERNING LAW, ETC. The Commitment Documents shall be governed by, and construed in accordance with, the law of the State of New York. The Commitment

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 6

Documents set forth the entire agreement between the parties with respect to the matters addressed herein and therein and supersede all prior communications, written or oral, with respect hereto or thereto. Each of the Commitment Documents may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to any Commitment Document shall be as effective as delivery of a original executed counterpart thereof. The Company's and the Borrowers' respective obligations under Sections 4, 5, 6, 7, 11 and 12 of this Commitment Letter shall survive the expiration or termination of the commitments or the other provisions of this Commitment Letter.

         SECTION 12. WAIVER OF JURY TRIAL. Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Commitment Documents or the transactions contemplated by the Commitment Documents or the actions of the Administrative Agent, Joint Arrangers or any of their respective affiliates in the negotiation, performance or enforcement of the Commitment Documents.

                 [ Remainder of page intentionally left blank ]

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 7

         Please indicate the Company's and the Borrowers' acceptance of the provisions hereof by signing the enclosed copy of this Commitment Letter and returning it, together with the fees and other amounts, if any, then payable under this Commitment Letter, to Bear Stearns Corporate Lending Inc., Attn:
Kevin Cullen, 383 Madison Avenue, New York, NY 10179 (telecopier: (212) 272-9184) at or before 5:30 p.m. (New York City time) on November 12, 2004, the time at which the commitment of the Administrative Agent and Joint Arrangers hereunder (if not so accepted prior thereto) will expire. The fees shall be wired to:

         Bank: The Bank of New York

         ABA#: 021-000-018

         Acct. Name: Bear Stearns Agent Services Clearing Account
         Acct. #: 0106506
         Ref: Trico Marine
         Attn: Rachel Suiter (972) 401-8588

         If you elect to deliver this Commitment Letter by telecopier, please arrange for the executed original to follow by next-day courier.

                                          Very truly yours,

                                          BEAR STEARNS CORPORATE LENDING INC.



                                          By: ______________________________
                                              Name:
                                              Title:

                                          BEAR, STEARNS & CO. INC.



                                          By: ______________________________
                                              Name:
                                              Title:

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 8

                                    COUNTERPART SIGNATURE PAGE TO THE COMMITMENT
                                    LETTER DATED AS OF NOVEMBER 10, 2004 AMONG
                                    TRICO MARINE SERVICES, INC., TRICO MARINE
                                    ASSETS, INC., TRICO MARINE OPERATORS, INC.,
                                    BEAR, STEARNS & CO. INC., BEAR STEARNS
                                    CORPORATE LENDING INC. AND THE OTHER LENDERS
                                    SIGNATORY THERETO

                                          AMERICAN MONEY MANAGEMENT CO.



                                          By: ______________________________
                                              Name: Rodger M. Miller
                                              Title:   Executive Vice President

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 9

                                    COUNTERPART SIGNATURE PAGE TO THE COMMITMENT
                                    LETTER DATED AS OF NOVEMBER 10, 2004 AMONG
                                    TRICO MARINE SERVICES, INC., TRICO MARINE
                                    ASSETS, INC., TRICO MARINE OPERATORS, INC.,
                                    BEAR, STEARNS & CO. INC., BEAR STEARNS
                                    CORPORATE LENDING INC. AND THE OTHER LENDERS
                                    SIGNATORY THERETO

                                          STANFIELD OFFSHORE LEVERAGED ASSETS,
                                              LTD.

                                          By: STANFIELD CAPITAL PARTNERS LLC, as
                                              Investment Advisor

                                          By: ______________________________
                                              Name:
                                              Title:

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 10

                                    COUNTERPART SIGNATURE PAGE TO THE COMMITMENT
                                    LETTER DATED AS OF NOVEMBER 10, 2004 AMONG
                                    TRICO MARINE SERVICES, INC., TRICO MARINE
                                    ASSETS, INC., TRICO MARINE OPERATORS, INC.,
                                    BEAR, STEARNS & CO. INC., BEAR STEARNS
                                    CORPORATE LENDING INC. AND THE OTHER LENDERS
                                    SIGNATORY THERETO

                                          MARINER LDC

                                          By: MARINER GROUP, INC.,
                                              as Investor Advisor

                                          By: ______________________________
                                              Name: Charles R. Howe
                                              Title: President

                                          CASPIAN CAPITAL PARTNERS, L.P.

                                          By: MARINER GROUP, INC.,
                                              as Investor Advisor

                                         By: ______________________________
                                              Name: Charles R. Howe
                                              Title: President

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 11

                                    COUNTERPART SIGNATURE PAGE TO THE COMMITMENT
                                    LETTER DATED AS OF NOVEMBER 10, 2004 AMONG
                                    TRICO MARINE SERVICES, INC., TRICO MARINE
                                    ASSETS, INC., TRICO MARINE OPERATORS, INC.,
                                    BEAR, STEARNS & CO. INC., BEAR STEARNS
                                    CORPORATE LENDING INC. AND THE OTHER LENDERS
                                    SIGNATORY THERETO

                                          CALIFORNIA PUBLIC EMPLOYEES'
                                              RETIREMENT SYSTEM

                                          By: HIGHLAND CAPITAL MANAGEMENT, L.P.,
                                              as Authorized
                                              Representatives of the Board

                                          By: ______________________________
                                              Name:
                                              Title:

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 12

                                    COUNTERPART SIGNATURE PAGE TO THE COMMITMENT
                                    LETTER DATED AS OF NOVEMBER 10, 2004 AMONG
                                    TRICO MARINE SERVICES, INC., TRICO MARINE
                                    ASSETS, INC., TRICO MARINE OPERATORS, INC.,
                                    BEAR, STEARNS & CO. INC., BEAR STEARNS
                                    CORPORATE LENDING INC. AND THE OTHER LENDERS
                                    SIGNATORY THERETO

                                          PUTNAM INVESTMENT MANAGEMENT, LLC,
                                              on behalf of

                                              Putnam High Yield Trust
                                              Putnam High Yield Advantage Fund
                                              Putnam Diversified Income Trust

                                          By: ______________________________
                                              Name:
                                              Title:

Trico Marine Services, Inc.
Trico Marine Assets, Inc.
Trico Marine Operators, Inc.

November 10, 2004
Page 13

                                    COUNTERPART SIGNATURE PAGE TO THE COMMITMENT
                                    LETTER DATED AS OF NOVEMBER 10, 2004 AMONG
                                    TRICO MARINE SERVICES, INC., TRICO MARINE
                                    ASSETS, INC., TRICO MARINE OPERATORS, INC.,
                                    BEAR, STEARNS & CO. INC., BEAR STEARNS
                                    CORPORATE LENDING INC. AND THE OTHER LENDERS
                                    SIGNATORY THERETO

ACCEPTED AND AGREED TO
this ____ day of November, 2004

TRICO MARINE SERVICES, INC.



By: ________________________
     Name:
     Title:

TRICO MARINE ASSETS, INC.



By: ________________________
     Name:
     Title:

TRICO MARINE OPERATORS, INC.



By: ________________________
     Name:
     Title:

                                     ANNEX I

                         SUMMARY OF TERMS AND CONDITIONS

      FOR PROVIDING A $75 MILLION DEBTOR-IN-POSSESSION FINANCING FACILITY,
                 CONVERTIBLE INTO A $75 MILLION EXIT FINANCING,
           TO TRICO MARINE SERVICES, INC. AND ITS DEBTOR SUBSIDIARIES

         Certain of the parties to that certain Credit Agreement, dated as of February 12, 2004 (the "PREPETITION CREDIT AGREEMENT" and, together with all instruments and documents executed in connection therewith, the "PREPETITION CREDIT DOCUMENTS"), by and among Trico Marine Services, Inc., a Delaware corporation (the "COMPANY"), Trico Marine Assets, Inc., a Delaware corporation ("TMA"), and Trico Marine Operators, Inc., a Louisiana corporation ("TMO"), the lenders party thereto (each, a "PREPETITION LENDER" and, collectively, the "PREPETITION LENDERS"), and Bear Stearns Corporate Lending Inc., as administrative agent and collateral agent for the Prepetition Lenders (in such capacities, the "PREPETITION AGENT"), have been advised by the Company that the Company, TMA and TMO (collectively, the "DEBTORS") intend to file petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT") in order to confirm that certain prepackaged Chapter 11 plan of reorganization for the Debtors (the "PRO FORMA PLAN"), the form of which is annexed hereto as Exhibit A.

         Certain of the Prepetition Lenders (the "DIP LENDERS" or "EXIT LENDERS" as the context requires) may be willing to extend to TMA and TMO, as debtors and debtors-in-possession, a senior, secured, superpriority, debtor-in-possession, term loan and revolving credit facility, which shall convert into exit financing upon the consummation of a plan of reorganization for the Debtors, subject to the terms and conditions of this Summary of Terms and Conditions and of the Commitment Letter dated November 10, 2004 (the "COMMITMENT LETTER") addressed to the Company, TMA and TMO, from Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc. and the other lenders signatory thereto (the "COMMITMENT LETTER").

         This Summary of Terms and Conditions outlines certain terms of the credit facilities referred to in the Commitment Letter, and is part of and subject to the Commitment Letter. The Commitment Letter and this Summary of Terms and Conditions are not intended to be all-inclusive. Any terms and conditions that are not specifically addressed in the Commitment Letter or in this Summary of Terms and Conditions are subject to future negotiations between the DIP Lenders and the Debtors.

                  PROVISIONS WITH RESPECT TO THE DIP FINANCING

DIP BORROWERS:                      TMO and TMA, as
                                    debtors-in-possession in the Debtors'
                                    jointly administered cases (the "CASES")
                                    pending under Chapter 11 of the Bankruptcy
                                    Code (each, in such capacity, a "BORROWER").

DIP GUARANTORS:                     The Company and all domestic
                                    and foreign wholly-owned subsidiaries of the
                                    Company (including, without limitation,
                                    Trico Marine International Holdings B.V.
                                    ("TMIH"), Trico Supply ASA ("TRICO SUPPLY")
                                    (limited in the case of Trico Supply to the
                                    extent necessary to comply with Norwegian
                                    corporate law restrictions on upstream
                                    guarantees) and Trico Marine International,
                                    Inc. ("TMI") (subject, in the case of TMI,
                                    to MARAD consent, if required, and any
                                    related limitations to such consent required
                                    by MARAD), but excluding Trico Shipping AS
                                    ("TRICO SHIPPING")) (each, in such capacity,
                                    a "GUARANTOR").

COLLATERAL & ADMINISTRATIVE AGENT:  Bear Stearns Corporate Lending, Inc. (the "DIP
                                    AGENT").


DIP FACILITY:                       A senior secured facility made
                                    available to the Borrowers in an aggregate
                                    principal amount of up to $75 million
                                    consisting of:

                                    (1) DIP Term Loan. A non-amortizing term loan (the "DIP TERM LOAN") made available to the Borrowers by the DIP Lenders (the "DIP
                                    TERM LENDERS") in a single drawing following the entry of a final order of the Bankruptcy
                                    Court, in form and substance satisfactory to the DIP Lenders, approving the DIP Facility
                                    (as hereinafter defined), the DIP Credit
                                    Documents (as hereinafter defined), and the transactions contemplated thereby (the
                                    "FINAL ORDER") in a principal amount of up to the lesser of (i) $55 million and (ii) the amount necessary to repay in full, without penalty or premium, the principal balance of the loans outstanding under the Prepetition Credit Agreement (any remaining principal balance of loans outstanding under the Prepetition Credit Agreement and any accrued, unpaid interest, fees, costs and expenses under the Prepetition Credit
                                    Documents shall be repaid or paid at the time of such refinancing using proceeds of the DIP Revolving Facility (as hereinafter defined)); and

                                    (2) DIP Revolving Facility. A revolving
                                    credit facility (the "DIP REVOLVING
                                    FACILITY" and together with the DIP Term
                                    Loan, the "DIP FACILITY," and together with the Exit Facility (as hereinafter defined), the "FACILITIES") made available to the Borrowers by certain of the DIP Lenders (the
                                    "DIP REVOLVING LENDERS"), in a maximum
                                    aggregate principal amount equal to (x)
                                    during the period (the "INTERIM PERIOD") from the entry of an interim order of the Bankruptcy Court, in form and substance satisfactory to the DIP Lenders approving the DIP Facility, the DIP Credit Documents and the transactions contemplated thereby
                                    (the "INTERIM ORDER"), through the

                                    entry of the Final Order, the excess from time to time of (I) $10 million over (II) the Aggregate L/C Exposure (as hereinafter defined) at such time less the Maximum
                                    Existing L/C Exposure (as hereinafter
                                    defined) at such time, and (y) upon entry of the Final Order, an amount equal to the excess from time to time of (I) $20 million over (II) the Aggregate L/C Exposure at such time less the Maximum Existing L/C Exposure at such time.

                                    "AGGREGATE L/C EXPOSURE" means, with respect to the Company and its subsidiaries other than Trico Supply and Trico Shipping at any time, the aggregate of (i) the amounts available to be drawn under all Group L/Cs and (ii) all unreimbursed amounts drawn under Group L/Cs.

                                    "L/C EXPOSURE" means, with respect to any L/C, the sum of (i) the amount available to be drawn under such L/C and (ii) the unreimbursed amount drawn under such L/C.

                                    "L/Cs" means, with respect to any person, all letters of credit or analogous instruments as to which such person is the account party or is otherwise liable for, or has pledged any asset to secure, reimbursement or payment of amounts drawn thereunder.

                                    "GROUP L/Cs" means all L/Cs of the Company or any of its subsidiaries other than Trico
                                    Supply and Trico Shipping.

DIP OBLIGATIONS; REPAYMENT
AND MATURITY:                       All loans under the DIP Facility, and all fees,
                                    expenses, indemnities and other amounts
                                    owing under the DIP Credit Documents, and
                                    interest on all of the foregoing (all of the
                                    foregoing, collectively, the "DIP
                                    OBLIGATIONS"), as provided in the DIP Credit
                                    Documents. All DIP Obligations outstanding
                                    on the DIP Termination Date (as hereinafter
                                    defined) shall be due and payable on such
                                    date.

INTEREST RATE:                      The non-default rate of interest with respect
                                    to the unpaid amount of all DIP Obligations
                                    shall be the Base Rate (as hereinafter defined)
                                    in effect daily plus 4.00% or the Eurodollar Rate (as
                                    hereinafter defined) for the relevant
                                    Interest Period plus 5.00% (the "NON-DEFAULT
                                    RATE").

                                    The rate of interest with respect to the unpaid amount of all DIP Obligations during the continuance of an Event of Default shall be the Non-Default Rate plus 2.00%.

                                    "INTEREST PERIODS" for LIBOR loans shall be
                                    (i) for the period prior to effectiveness of the Final Order, 1 month, but in no event ending after the 45th day after the Petition Date (as hereinafter defined) and
                                    (ii) thereafter, 1, 2 or 3 months, but in no event ending after May 4, 2005.

                                    "EURODOLLAR RATE" means, for any Interest
                                    Period, a rate per annum equal to the
                                    greater of (a) LIBOR for such Interest
                                    Period, adjusted for reserve requirements, if any, and subject to customary change of circumstances provisions, and (b) 2.00%.

                                    "BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus
                                    0.50%, (b) the rate of interest per annum publicly announced from time to time by the Reference Bank (initially, Citibank N.A.) as its prime or base rate in effect at it principal office in New York City and (c)
                                    3.00%.

                                    Base Rate interest on the DIP Obligations shall be payable in cash, monthly in arrears. Eurodollar Rate interest shall be payable in cash at the end of each Interest
                                    Period and for Interest Periods of more than 1 month, monthly during such Interest
                                    Period.

UPFRONT FEE:                        A non-refundable upfront fee payable by the Borrowers to the DIP
                                    Revolving Lenders (pro rata according to their respective commitments under the DIP Revolving Facility) in an amount equal to 1.50% of the maximum aggregate principal amount of the DIP Facility (e.g., $75 million), payable in cash in three equal installments on the date of (1)
                                    execution of the Commitment Letter; (2) initial funding of the DIP
                                    Facility; and (3) initial funding of the Exit Facility; provided that the portion, and only the portion, of default interest attributable to the post-default spread increase over the normal non-default contract rate paid pursuant to the Prepetition Credit Agreement to the
                                    Prepetition Lenders that are also DIP Revolving Lenders shall be credited against the amount of the Upfront Fee payable to such DIP
                                    Revolving Lenders by the Borrowers hereunder.

COMMITMENT FEE:                     A non-refundable commitment fee payable by the Borrowers to the DIP
                                    Revolving Lenders (pro rata according to their respective commitments under the DIP Revolving Facility) of 1.00% per annum will accrue on and after the DIP Effective Date on the daily average unused portion of the aggregate revolving commitments under the DIP Revolving Facility
                                    (whether or not then available for draw down), payable monthly in arrears and on the DIP Termination Date (as hereinafter defined).

DIP CREDIT DOCUMENTS:               The DIP Facility shall
                                    be governed by a credit agreement (the "DIP
                                    CREDIT AGREEMENT") and related guaranty,
                                    security and other documents (all of the
                                    foregoing, collectively, the "DIP CREDIT
                                    DOCUMENTS") in form and substance
                                    satisfactory to the DIP Lenders and the DIP
                                    Agent.

DIP EFFECTIVE DATE:                 The date upon which all
                                    conditions precedent to the effectiveness of
                                    the DIP Credit Documents are satisfied or
                                    waived in writing by the DIP Lenders (the
                                    "DIP EFFECTIVE DATE").

AMORTIZATION:                       None.

DIP TERMINATION DATE:               The date on which the
                                    DIP Facility and the commitments thereunder
                                    are terminated and all DIP Obligations and
                                    all other obligations in respect of the DIP
                                    Credit Documents shall become due and
                                    payable in accordance with the provisions
                                    described in the "Remedies" section below
                                    (the "DIP TERMINATION DATE").

DIP TERMINATION EVENTS:             "DIP TERMINATION EVENTS" shall mean the occurrence of any of the following dates, events or conditions:


                                    (1)     the forty-fifth day after the date of the commencement of the
                                    Cases (such commencement date, the "PETITION DATE") if the Final Order has not been entered;


                                    (2) the next business day following the date of the hearing seeking entry of the Final
                                    Order (the "FINAL HEARING DATE") if a Final
                                    Order is not entered on the Final Hearing
                                    Date;

                                    (3) the date of payment and satisfaction in full of all the DIP Obligations;


                                    (4) the effective date of a confirmed plan of reorganization for any of the Debtors;


                                    (5) the consummation of the sale or other disposition of all or substantially all of any of the Borrowers' or Guarantors' assets;
                                    or


                                    (6) May 4, 2005.

USE OF PROCEEDS:                    The proceeds of credit extensions under the DIP Facility shall be used exclusively by the Borrowers, in accordance with the terms of the DIP
                                    Credit Documents, (1) to refinance and repay all outstanding obligations under the Prepetition Credit

                                    Documents (the "PREPETITION OBLIGATIONS"),
                                    the principal balance of which, up to the maximum aggregate commitment amount of $55 million, shall be refinanced with proceeds of the DIP Term
                                    Loan and any remaining principal balance and any accrued and unpaid interest, fees, costs and expenses under the Prepetition Credit
                                    Documents shall be repaid or paid using proceeds of the DIP Revolving
                                    Facility, (2) to fund general corporate and working capital requirements of the Borrowers and the Guarantors to the extent not violative of the
                                    Budget (as hereinafter defined), (3) for any other purposes specifically allowed and provided for under the DIP Credit Documents and (4) to pay
                                    (a) all fees as provided under the DIP Credit Documents and (b) all professional fees and expenses (including legal, financial advisor, appraisal and valuation-related fees and expenses) incurred by the DIP
                                    Lenders, including those incurred in connection with the preparation, negotiation, documentation and enforcement of, and preservation of rights under, the DIP Credit Documents (whether incurred before or after the Petition Date).  None of the proceeds of credit extensions under the
                                    DIP Facility shall be used to fund any challenge to the validity, priority or enforceability of the Prepetition Credit Documents, or to object to, or otherwise oppose or impede the granting of, the Releases
                                    (as hereinafter defined).  None of the proceeds of credit extensions under the DIP Facility shall be used to cash collateralize L/Cs issued for the benefit of Trico Supply or any of its subsidiaries.

DIP COLLATERAL:                     To secure all of the DIP Obligations, the DIP Agent, as collateral agent, shall be granted valid, perfected, and enforceable priming liens on, security interests in, and mortgages against, the following collateral (collectively, the "DIP COLLATERAL") (which liens, security interests and mortgages shall be first priority for the ratable benefit of the DIP Revolving Lenders, and second priority for the ratable benefit of the DIP Term Lenders, and shall be subject and junior only to the Carve-Out (as hereinafter defined)):

                                    (1) except as set forth in Part A of
                                    Schedule 1, all present and after-acquired tangible and intangible personal and real property of the Borrowers and the Guarantors
                                    (including, without limitation, (a) all
                                    vessels (provided that the lien in favor of the DIP Lenders on the MARAD vessels shall be a second lien, and be subject to MARAD consent, if required, and any subordination agreement in favor of MARAD required by MARAD in connection with any such consent),
                                    (b) the GECC Master Bareboat Charter (to the extent the lien thereon is permitted by the
                                    GECC Master Bareboat Charter), (c) all
                                    deposit and other accounts (and related cash and investment property) maintained by the Borrowers and the Guarantors (other than TMIH and Trico Supply and its subsidiaries),
                                    (d) all causes of action existing as of the Petition Date and the proceeds thereof, (e)
                                    100% of the equity interests in each of the Company's subsidiaries (including, without limitation, the JV Holdcos (as hereinafter defined), but subject, in the case of the pledge of shares of TMI, to MARAD consent, if required, and any related limitations to such consent required by MARAD) and (f) unless prohibited by the applicable
                                    Qualified JV Agreement (as hereinafter
                                    defined), all equity interests in joint
                                    ventures (including, without limitation, all
                                    Permitted JVs (as defined hereinafter)), and

                                    (2)     all proceeds, rents, and products of the foregoing and all distributions thereon.


                                    The DIP Collateral shall not include any proceeds from avoidance actions recovered or transactions avoided under Chapter 5 of the Bankruptcy Code.


                                    Notwithstanding the foregoing, (i)
                                    Releasable DIP Collateral (as hereinafter defined) may be released from the DIP Liens in order to be contributed or sold to a Permitted JV in a transaction constituting a Permitted JV Investment or a Permitted JV
                                    Sale (each, as hereinafter defined) of
                                    Releasable DIP Collateral and (ii) the
                                    Required DIP Lenders may in their sole
                                    discretion elect to waive from time to time the requirement that their security interest in one or more of the Local Currency
                                    Accounts (as hereinafter defined) be
                                    perfected.

                                    "RELEASABLE DIP COLLATERAL" means any 10 of the 12 vessels specified on Schedule 2A hereto, or individual substitutions to
                                    Schedule 2A consented to by the Required DIP
                                    Lenders, Releasable DIP Collateral shall include no more than four "active" vessels.

DIP LIENS:                          The liens, mortgages, and security interests granted to the DIP Agent for the benefit of the DIP Lenders with respect to the DIP Collateral
                                    (collectively, the "DIP LIENS") shall not be subject to challenge and shall attach and become valid and perfected upon entry of the Interim
                                    Order approving the DIP Facility without the requirement of any further action by the DIP Agent or the DIP Lenders.  All DIP Collateral shall be free and clear of any and all other liens, claims and encumbrances, with the sole exception of any valid, perfected, enforceable and unavoidable liens in existence as of the Petition Date and any other permitted liens and encumbrances acceptable to the DIP Agent and the DIP Lenders as set forth in the DIP Credit Documents.

SUPERPRIORITY CLAIMS:               In addition to the DIP Liens, all DIP
                                    Obligations shall enjoy superpriority
                                    administrative expense status under 11
                                    U.S.C.Section 364(c)(1) with priority over all other costs and expenses of any kind, including but not limited to those specified in, or ordered pursuant to, sections 105, 326, 330, 331, 503(b), 506(c), 507(a),
                                    507(b), 726 or any other provisions of the Bankruptcy Code.

CARVE-OUT:                          The DIP Liens and superpriority of the DIP
                                    Obligations will be subject only to the
                                    following (the "CARVE-OUT"):


                                    (1) the payment of unpaid fees payable
                                    pursuant to 28 U.S.C.Section 1930; and


                                    (2) the payment of (a) all allowed, unpaid claims for fees and expenses incurred by Bankruptcy Court-approved professionals prior to the earlier of the DIP Termination Date and the date on which any of the Debtors or any official committee appointed in the Cases (a "COMMITTEE") has received notice or otherwise first has knowledge of an Event of Default, and so long as such fees and expenses otherwise do not result in violation of the Budget; and (b) up to $250,000 for allowed, unpaid fees and expenses incurred by Bankruptcy Court-approved professionals following such earlier date.

RELEASES OF CLAIMS:                 Pursuant to the DIP Credit Documents and the
                                    Interim Order and Final Order, each of the Debtors and their estates will release (the
                                    "RELEASES") the Prepetition Agent, the
                                    Prepetition Lenders and their respective affiliates, together with each of the respective officers, directors, employees, agents, advisors, attorneys, consultants, and representatives of each of the foregoing
                                    (collectively the "PREPETITION RELEASEES") from any and all claims and causes of action arising out of or relating to the Prepetition Credit Documents or the transactions in respect thereof, any aspect of the prepetition relationships between the parties, or any other acts committed by the Prepetition Releasees in connection with (a) the Prepetition Credit Documents or the transactions in respect thereof or any aspect of the prepetition relationships between the parties, and (b) the negotiation and execution of the Commitment Letter, the DIP Credit Documents or the Exit Credit
                                    Documents.

                                    The foregoing provisions will be binding on the Debtors, all creditors, and all parties in interest, provided, however, that any Committee (or, if no Committee representing them is appointed in the Debtors' Cases, an entity that is a "SUPPORTING NOTEHOLDER," as such term is defined in that certain Plan Support Agreement Regarding Trico Marine Services, Inc., Trico Marine Assets, Inc., and Trico Marine Operators, Inc. dated as of September 8, 2004 (the "PSA")) shall have until 60 days after the Petition Date to file objections or actions with respect to the claims and actions being released by the Debtors, or the validity, extent, priority, or enforceability of the Prepetition Credit Documents or the liens provided therein.

CASH MANAGEMENT SYSTEM:             Subject to the consent of the DIP Agent and
                                    the satisfaction of the conditions set forth in the next sentence, the Company and its subsidiaries (other than TMIH and Trico
                                    Supply and its subsidiaries) shall maintain and continue during the Cases, (i) at two banks in the United States all US Dollar deposit and operating accounts (except
                                    Permitted Local US Dollar Accounts) and (ii) in such other banks and locations as may be necessary to the conduct of their business, local currency accounts (other than US
                                    Dollars) (collectively, "LOCAL CURRENCY
                                    ACCOUNTS") and Permitted Local US Dollar
                                    Accounts, consistent with current practice, their respective cash management and accounts system as in existence immediately prior to the Petition Date, provided that the Company must comply with the covenants governing Local Currency Accounts and
                                    Permitted Local US Dollar Accounts. The DIP
                                    Agent shall have full dominion and control over, and a first priority, perfected lien on, all cash and deposit and other accounts of the Borrowers and the Guarantors (other than TMIH and Trico Supply and its subsidiaries and except to the extent waived by the Required DIP Lenders in the case of Local Currency Accounts and Permitted Local
                                    US Dollar Accounts), subject only to the Carve-Out. All proceeds of the Borrowers' and the Guarantors' (other than TMIH and Trico Supply and its subsidiaries) receivables will be directly remitted to a lockbox account (a "CASH COLLATERAL
                                    ACCOUNT") over which the DIP Agent shall have full dominion and control and a first priority, perfected security interest. All
                                    Available Cash on hand and in such deposit accounts shall be used to pay the loans outstanding under the DIP Facility (subject to short-term investment of such cash to avoid breakage of such loans, provided, however, that (1) such investments are maintained in an account over which the DIP
                                    Agent has full dominion and control and in which the DIP Agent has a first priority, perfected security interest and (2) no Event of Default has occurred and is continuing).


                                    "PERMITTED LOCAL US DOLLAR ACCOUNTS" means
                                    US Dollar denominated accounts maintained by the Company or any of its subsidiaries (other than TMIH and Trico Supply and its subsidiaries) at banks located outside the United States.

MANDATORY PREPAYMENTS:              Commitment Maintenance. The Borrowers shall
                                    repay the loans and other extensions of
                                    credit to the extent that the outstanding loans and other extensions of credit under the DIP Revolving Facility exceed the amount of the DIP Revolving Facility commitment.


                                    General. Additional mandatory prepayments shall be required in an amount equal to (a) 50% of Excess Cash Flow (as hereinafter defined), (b) 100% of the cash proceeds (net of income taxes and related expenses to the extent applicable) realized from the sale of, or any casualty event or condemnation proceeding affecting, any DIP Collateral or from any debt or equity issuances (subject to threshold amounts and carve-outs for ordinary course transactions, to be determined) and (c) 50% of cash received from the Permitted JVs by the Company or any of its subsidiaries (whether from proceeds of dividends, distributions or otherwise); provided that, for the purposes of mandatory prepayment in respect of Excess Cash Flow only, such prepayment shall be required to be made at such times, and from time to time, such that after giving effect to payment of all or any portion thereof the Company and its consolidated subsidiaries other than Trico Supply and its subsidiaries shall have then available at least $7.5 million in aggregate amount of (i) Available Cash plus (ii) available, undrawn commitments under the DIP Revolving Facility, but notwithstanding any deferral in payment of the foregoing, such mandatory prepayment shall continue to be payable when and to the extent permitted in accordance with the preceding liquidity test.

                                    "AVAILABLE CASH" shall mean, with respect to any entity, all cash, short term investments and other cash equivalents (whether in US Dollar denominated accounts, Local Currency Accounts or otherwise, and converting local currency to US Dollars at the then applicable exchange rate), excluding (i) amounts constituting proceeds of sale of assets, casualty or condemnation proceedings or debt or equity issuances, to the extent otherwise required to be applied to a mandatory prepayment of the DIP Facility and
                                    (ii) Restricted Cash.

                                    "RESTRICTED CASH" means all cash, short term investments and other cash equivalents pledged pursuant to permitted liens to secure L/Cs.


                                    "EXCESS CASH FLOW" means, as to the Company and its consolidated subsidiaries for any fiscal year, the consolidated EBITDA of the Company and its consolidated subsidiaries for such fiscal year less the sum of (I) (x) for fiscal year 2005 only, $9.9 million and
                                    (y) for each fiscal year after 2005, $3
                                    million and (II) for each fiscal year, the aggregate amount of expensed and capitalized maintenance and classification costs, capital expenditures, cash income taxes, cash interest expense, and net mandatory and optional permanent reductions in principal amount of indebtedness (other than mandatory prepayments of loans under the Facilities contemplated pursuant to this provision).


                                    "EBITDA" means, as to any person for any fiscal year, earnings for such fiscal year before interest, taxes, depreciation and amortization of such person and its consolidated subsidiaries determined on a consolidated basis in accordance with GAAP plus, (i) to the extent not otherwise included in earnings, net cash dividends, or distributions constituting a return of capital, received from entities outside such group, and (ii) to the extent deducted as an expense in determining earnings, (x) maintenance and classification costs and (y) for 2005 only, restructuring costs in an aggregate amount not to exceed $5.6 million and mobilization and de-stacking costs in an aggregate amount not to exceed $1.3 million.


                                    Such additional mandatory prepayments shall be applied in the following order: (1) to repay the DIP Term Loan (mandatory prepayments of the DIP Term Loan to be applied 50% to one or more installments of the DIP Term Loan in direct order of maturity and 50% to remaining installments of the DIP Term Loan in inverse order of maturity) and (2) to repay outstanding loans under the DIP Revolving Facility and permanently reduce the commitments thereunder until the loans under the DIP Revolving Facility have been repaid in full and the commitments thereunder are reduced to zero.

OPTIONAL PREPAYMENTS:               Optional prepayments may be made and shall
                                    be applied to the prepayment of the
                                    outstanding DIP Facility without any premium or penalty and, in the case of the optional prepayment of the DIP Revolving Facility, without any corresponding commitment reduction.

FEES AND EXPENSES:                  The Borrowers shall pay (i) all reasonable
                                    costs and expenses of the DIP Lenders and the DIP Agent (including the fees and expenses of their legal and other advisors) relating to the negotiation, documentation and administration of the DIP Credit
                                    Documents and (ii) all costs and expenses of the DIP Lenders and the DIP Agent (including the fees and expenses of their legal and other advisors) relating to the enforcement and preservation of the respective DIP
                                    Agent's and DIP Lenders' rights and remedies under and in connection with the DIP Credit
                                    Documents.

CONDITIONS PRECEDENT TO THE
EFFECTIVENESS AND CLOSING OF THE
DIP CREDIT AGREEMENT:               The DIP Credit Agreement shall contain
                                    conditions precedent to the occurrence of the DIP Effective Date, including, without limitation:

                                    (1) Execution and delivery by all parties thereto of the DIP Credit Documents and all documents and instruments ancillary thereto, and receipt by the DIP Lenders of the initial Forecast, Company Net Indebtedness Statement, TS Net Indebtedness Statement and Aggregate L/C Exposure Statement (each, as hereinafter defined) and all other documents required to have been delivered to the DIP Agent or the DIP Lenders at or prior to effectiveness of the DIP Credit Documents as contemplated hereby or by the DIP Credit Documents, all in form and substance satisfactory to the DIP Agent, the DIP Lenders, and the Company;

                                    (2) Entry of the Interim Order, after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c) no later than 5 business days after the Petition Date, authorizing and approving the transactions contemplated in the DIP Credit Documents and finding that the DIP Lenders are extending credit to the Borrowers in good faith within the meaning of Bankruptcy Code Section 364(e), which Interim Order shall (a) approve the payment by the Debtors of the various interest, fees and expenses set forth in or contemplated by the Commitment Letter and this Summary of Terms and Conditions; (b) provide for the automatic perfection of the DIP Agent's and DIP Lenders' liens on the DIP Collateral, (c) provide for the automatic vacation of the automatic stay to permit such liens and enforcement of the DIP Agent's and the DIP Lenders' remedies under the DIP Credit Agreement, including, without limitation, the enforcement of, upon three business days' prior written notice, such remedies against the

                                    DIP Collateral, (d) otherwise be in form and substance satisfactory to the DIP Agent and the DIP Lenders, and (e) prior to the entry of the Final Order, be and continue to be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified without the prior written consent of the DIP Agent and the DIP Lenders;

                                    (3) The DIP Agent and the DIP Lenders shall have been given such access to the management, records, books of account, contracts, and properties of the Company and its subsidiaries and shall have received such financial, business, legal and other information regarding the Company and its subsidiaries as the DIP Agent and the DIP Lenders shall have requested;

                                    (4) All of the representations and
                                    warranties of the Borrowers and the
                                    Guarantors in the DIP Credit Documents shall be true and correct as of the date so made;

                                    (5) Receipt of (a) resolutions of the Board of Directors, or such other authorizations as may be applicable, of each of the Borrowers and the Guarantors, in form and substance satisfactory to the DIP Agent and the DIP Lenders, authorizing and approving the commencement of the Cases and the borrowings, guarantees, liens, and other transactions contemplated by the DIP Credit Documents and (b) all consents, approvals, filings, authorizations, certificates, opinions of counsel and other documents that are customary for financings of this type or that are otherwise required by the DIP Agent or the DIP Lenders;

                                    (6) There shall not exist any law,
                                    regulation, ruling, judgment, order,
                                    injunction or other restraint that, in the reasonable judgment of the Majority DIP Lenders, prohibits, restricts or imposes materially adverse conditions on the Borrowers or on the Company or any of its other subsidiaries, either of the Facilities, or the exercise by the DIP Lenders or the DIP Agent of their rights and remedies under the DIP Credit Documents;

                                   (7) The Debtors shall have completed the prepetition solicitation of votes with respect to the Pro Forma Plan (or a Chapter 11 plan that is not materially different from Pro Forma Plan and that does not have a material adverse effect on the Prepetition Lenders or the DIP Lenders compared to the Pro Forma Plan, unless the Required DIP Lenders have consented in writing to such plan) and shall have received acceptances to such plan in the requisite amounts to allow for confirmation of such plan without further solicitation;

                                   (8) There shall have occurred no material adverse change in (a) the business, condition (financial or otherwise), operations, performance, properties or prospects either of (i) the Borrowers or (ii) the Company and its consolidated subsidiaries, taken as a whole, in each case since the date of the Company's most recent quarterly financial statement filed with the Securities and Exchange Commission prior to the date of the Commitment Letter (other than publicly disclosed events leading up to and inherent in the process of commencement of the Cases, the continuation of the Cases and the consequences that would normally result therefrom), (b) the ability of any of the Borrowers or any of the Guarantors to perform their respective obligations under the DIP Credit Documents or (c) the ability of the DIP Agent or the DIP Lenders to enforce any of their rights or remedies under the DIP Credit Documents (any of the foregoing being a "MATERIAL ADVERSE CHANGE");

                                   (9) Other than the Cases and except as
                                   disclosed to, and consented to by, the
                                   Required DIP Lenders, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (a) could reasonably be expected to result in a Material Adverse Change or if adversely determined could reasonably be expected to result in a Material Adverse Change or (b) restrains or prevents, or imposes or could reasonably be expected to impose materially adverse conditions upon, the DIP Facility, the DIP Credit Documents or the transactions contemplated thereby or threatens to do any of the foregoing; and

                                   (10) The Company shall have issued a press release containing language substantially in the form attached hereto as Exhibit B, the substance of which shall be true, and there shall have been no press release or statement in any solicitation materials inconsistent with the substance thereof.

CONDITIONS PRECEDENT TO EACH
EXTENSION OF CREDIT:
                                    The DIP Credit Agreement shall contain
                                    conditions precedent to each extension of credit, as required by the DIP Agent or the DIP Lenders, including, without limitation:


                                    (1) No Default (as hereinafter defined) or
                                    Event of Default (as hereinafter defined) shall exist;

                                    (2) All representations and warranties shall be true and correct as of the date of each extension of credit, including that there shall not have occurred since the Petition Date any Material Adverse Change;


                                    (3) The Interim Order shall be in full force and effect or, if the date of the requested extension of credit is more than 45 days after the DIP Effective Date, the Final Order shall have been entered in form and substance satisfactory to the DIP Agent and the DIP Lenders, and shall be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified; and

                                    (4) In the case of any borrowing under the DIP Revolving Facility only, at the time of and immediately after giving effect to such borrowing, the aggregate balance of Available Cash (i) of the Company and its consolidated subsidiaries (other than Trico Supply and its subsidiaries) shall not exceed $6 million, and (ii) of Trico Supply and its subsidiaries shall not exceed $10 million.

REPRESENTATIONS AND WARRANTIES:     Those relevant representations and
                                    warranties by the Borrowers and the
                                    Guarantors of a type currently set forth in the Prepetition Credit Documents, as well as those representations and warranties by the Borrowers and the Guarantors that are customary or appropriate or otherwise required by the DIP Lenders in the context of the proposed DIP Credit Agreement, in each case above applicable to the Company and all of its subsidiaries, as applicable.

AFFIRMATIVE, NEGATIVE AND
FINANCIAL COVENANTS:                Those relevant covenants of a type currently
                                    set forth in the Prepetition Credit
                                    Documents; provided that (a) the covenants shall apply to the Company and all of its subsidiaries, and be appropriately modified to give effect to the foregoing, and (b) the "transactions with affiliates," indebtedness, negative pledge, restricted payments and other covenants shall be modified to permit the transactions contemplated hereby, including, without limitation, to permit liens on cash that is pledged to cash collateralize L/Cs as contemplated in item 7 below.

                                    In addition to the foregoing covenants, the following additional covenants shall apply:

                                           (1) Limitation on Indebtedness. The
                                    aggregate Net Indebtedness (as defined
                                    below) of (x) the Company and its
                                    consolidated subsidiaries and (y) the
                                    Company and its consolidated subsidiaries other than Trico Supply and its consolidated subsidiaries, in each case at any month-end during the period through May 31, 2005 shall not exceed the amount specified for such item on the Net Indebtedness Budget. TMIH shall not incur or be liable for any indebtedness (other than its guarantee of the Facilities).

                                           (2) Restriction on Payment of
                                    Obligations Other than in the Ordinary
                                    Course of Business. The Company and its
                                    subsidiaries shall pay their obligations in the ordinary course of business consistent with sound business practices and shall not voluntarily prepay expenses except as may be otherwise consented to by the Majority DIP Lenders.

                                           (3) Additional Limitation on
                                    Investments. Subject to the exception below related to Permitted JV Investments and Permitted JV Sales and to other specified exceptions satisfactory to the DIP Lenders, no Debtor shall be permitted to make an investment in any non-Debtor, (ii) no Borrower or Guarantor shall be permitted to make an investment in any entity that is not a Borrower or a Guarantor, (iii) neither the Company nor any of its consolidated subsidiaries shall be permitted to make or maintain an investment in any non wholly-owned subsidiary, (iv) neither the Company nor any of its U.S. domestic subsidiaries shall be permitted to make an investment in any foreign subsidiary, (v) no first-tier foreign subsidiary of the Company shall be permitted to make an investment in any subsidiary of a first-tier foreign subsidiary, and (vi) neither Trico Supply nor Trico Shipping shall be permitted to make an investment in any of its subsidiaries or any other subsidiaries of the Company.

                                           (4) Additional Limitation on Sale of
                                    Assets. The existing sale of assets covenant will be modified to prohibit sales of collateral and sales of other assets of the Company and its consolidated subsidiaries except as set forth in the exception below and except for other specified exceptions satisfactory to the DIP Lenders.

                                           (5) Prohibition on Restricted
                                    Payments. The Company shall not declare or make any dividend, distribution or other payment in respect of its capital stock.

                                           (6) Certain Ownership Requirements.
                                    Trico Supply and Trico Shipping shall at all times remain wholly-owned, consolidated subsidiaries of the Company.

                                           (7) Limitation on Aggregate L/C
                                    Exposure
                                    and Cash Collateralization of L/Cs.

                                           (a) Aggregate L/C Exposure shall (i)
                                           at all times be not less than 100%
                                           cash collateralized and (ii) at no
                                           time exceed $15 million.


                                           (b) All Group L/Cs issued at or after
                                           the closing of the DIP Facility shall
                                           be cash collateralized exclusively
                                           with the proceeds of loans under the
                                           DIP Revolving Facility, provided that
                                           Group L/Cs issued and outstanding
                                           prior to the DIP Effective Date
                                           having an aggregate L/C Exposure not
                                           exceeding the lesser of (i) $7
                                           million and (ii) the Aggregate L/C
                                           Exposure immediately prior to the DIP
                                           Effective Date (such lesser amount,
                                           as it may be reduced from time to
                                           time as provided herein, the "MAXIMUM
                                           EXISTING L/C EXPOSURE") (such Group
                                           L/Cs, together with any renewals or
                                           extensions thereof and any new Group
                                           L/Cs issued in replacement thereof
                                           and cash collateralized in accordance
                                           with this item 7(b), the "EXISTING
                                           L/Cs") may be cash collateralized as
                                           provided herein with cash pledged to
                                           secure Existing L/Cs immediately
                                           prior to the DIP Effective Date or
                                           from the Reserved Cash Collateral
                                           Account (as hereinafter defined).
                                           Following the termination or
                                           expiration of any Existing L/C
                                           (unless on the same business day of
                                           such termination or expiration such
                                           Existing L/C shall have been renewed
                                           or the term thereof extended, or a
                                           new Group L/C shall have been issued
                                           in replacement therefor, which
                                           renewed or extended L/C continues to
                                           be cash collateralized with the same
                                           cash collateral or which new Group
                                           L/C is cash collateralized with all
                                           or portion of the proceeds of cash
                                           collateral released in respect of
                                           such Existing L/C and is issued for
                                           the benefit of the same person or
                                           entity as such Existing L/C), the
                                           Borrowers shall either (x) deposit in
                                           a segregated Cash Collateral Account
                                           (the "RESERVED CASH COLLATERAL
                                           ACCOUNT") or (y) prepay the
                                           outstanding loans under the DIP
                                           Revolving Facility (without any
                                           corresponding commitment reduction)
                                           with any remaining portion of
                                           proceeds of cash collateral released
                                           in respect of such Existing L/C. Any
                                           cash collateral amounts so deposited
                                           in the Reserved Cash Collateral
                                           Account in respect of an expired or
                                           terminated Existing L/C shall, until
                                           the expiration of the 90-day period
                                           from the date of such Existing L/C's
                                           termination or expiration (as to any
                                           Existing L/C, its "ROLLOVER PERIOD"),
                                           be exclusively
                                           used to cash collateralize a new
                                           Group L/C issued in replacement of
                                           such Existing L/C (to the same
                                           beneficiary as was the beneficiary
                                           under the predecessor Existing L/C)
                                           or prepay the outstanding loans under
                                           the DIP Revolving Facility (without
                                           any corresponding commitment
                                           reduction). At the expiration of the
                                           Rollover Period with respect to an
                                           Existing L/C, the Borrowers shall use
                                           the amounts on deposit in the
                                           Reserved Cash Collateral Account in
                                           respect of such Existing L/C to
                                           prepay the outstanding loans under
                                           the DIP Revolving Facility (without
                                           any corresponding commitment
                                           reduction) or for working capital
                                           purposes. The amount of Maximum
                                           Existing L/C Exposure shall be
                                           permanently reduced by the aggregate
                                           amount of cash collateral for
                                           Existing L/Cs not maintained as cash
                                           collateral for Existing L/Cs or held
                                           temporarily in the Reserved Cash
                                           Collateral Account. Each new Group
                                           L/C qualifying as an Existing L/C
                                           hereunder shall be (i) 100% cash
                                           collateralized using existing cash
                                           collateral for, or the amounts on
                                           deposit in the Reserved Cash
                                           Collateral Account from cash
                                           collateral for, the predecessor
                                           Existing L/C, (ii) issued within the
                                           Rollover Period in respect of such
                                           predecessor Existing L/C, and (iii)
                                           issued for the benefit of the same
                                           person or entity as such predecessor
                                           Existing L/C.

                                           (8) Maintenance of Insurance. The
                                    Company shall maintain for itself and its subsidiaries insurance (including, without limitation, property, casualty and D&O insurance) in such amounts and scope and against such risks as are consistent with past practices, but at least in such amounts and scope and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

                                           (9) Limitation on Local Currency
                                    Accounts, Etc. The Company shall not permit the aggregate US Dollar and US Dollar equivalent of the balances in (i) all Local Currency Accounts and Permitted Local US Dollar Accounts to exceed $1,100,000 at any time (excluding only from calculations for this clause (i) amounts constituting asset sale proceeds or dividends or distributions from Permitted JVs), (ii) all Local Currency Accounts and Permitted Local US Dollar Accounts (with no exclusions) to exceed $750,000 for any period of 10 consecutive business days, or (iii) all Local Currency Accounts and Permitted Local US Dollar Accounts in Nigeria or all accounts in Nigerian currency (in each case with no exclusions) to exceed $350,000 for any period of 10 consecutive business days (except to the extent that such failure is caused solely by mandatory requirements of law that in the aggregate prevent compliance with the foregoing requirements). The Company shall not permit the aggregate of the balances in all Permitted Local US Dollar Accounts to exceed $75,000 at any time.


                                    Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the Company and its consolidated subsidiaries shall be permitted to make Permitted JV Investments and Permitted JV Sales; provided further that the aggregate fair market value of Releasable Norway Vessels directly or indirectly contributed or sold by Trico Supply or Trico Shipping or any other person in connection with Permitted JV Investments or Permitted JV Sales shall not exceed $56 million.


                                    "PERMITTED JV INVESTMENT OR PERMITTED JV
                                    SALE" shall mean the contribution or sale, respectively, by the Company and its consolidated subsidiaries of one or more items of Releasable DIP Collateral or Releasable Norway Vessels to one or more joint ventures in China or West Africa pursuant to one or more Qualified JV Agreements (as hereinafter defined) (each, such joint venture, a "PERMITTED JV"); provided that all ownership interests in all Permitted JVs are held by the Company or the applicable subsidiary through separate bankruptcy remote special purpose subsidiaries organized under the laws of Delaware (or another jurisdiction satisfactory to the DIP Agent) solely for the purpose of owning interests in such Permitted JVs and which shall have no other assets or liabilities (each, a "JV HOLDCO"); and provided further that the DIP Agent, for the ratable benefit of the DIP Lenders, shall have been granted a first priority, perfected security interest in 100% of the equity interests in each such JV Holdco and, to the extent not prohibited by the applicable Qualified JV Agreement, in such ownership interests in such Permitted JVs.


                                    "QUALIFIED JV AGREEMENT" shall mean, with respect to a Permitted JV, a joint venture agreement that (x) does not contain any "change of control" or "no pledge" or other provisions prohibiting or restricting (or resulting in the termination of such Permitted JV or any other adverse result as a consequence of) the grant of the security interest or the foreclosure and sale by the DIP Lenders of their interest in the special purpose subsidiaries described in the definition of "Permitted JV Investment" or "Permitted JV Sale" and (y) is otherwise in form and substance satisfactory to the Majority

                                    DIP Lenders.


                                    "RELEASABLE NORWAY VESSELS" means any
                                    vessels specified on Schedule 2B (but no more than 2 of the 3 anchor handlers specified thereon), or individual substitutions to Schedule 2B consented to by the Required DIP Lenders.

FINANCIAL AND OTHER REPORTING
REQUIREMENTS:                       (1) Included in Schedule 3A annexed hereto
                                    are a detailed maximum budget (collectively, the "NET INDEBTEDNESS BUDGET" or the "BUDGET") for each of (i) the Company and its consolidated subsidiaries (the "COMPANY
                                    CONSOLIDATED NET INDEBTEDNESS BUDGET") and
                                    (ii) the Company and its consolidated
                                    subsidiaries other than Trico Supply and its consolidated subsidiaries (the "ADJUSTED
                                    COMPANY CONSOLIDATED NET INDEBTEDNESS
                                    BUDGET"), as at the end of each calendar month during the period from the date of the Commitment Letter through May, 2005, showing in each case for the relevant group the maximum permitted Net Indebtedness as at such date for such group. "NET INDEBTEDNESS" of a particular group means, at any date of determination, the excess of (x) outstanding consolidated "INDEBTEDNESS" (which term shall include, without duplication of amount, debt, unreimbursed letter of credit reimbursement obligations, guarantees, capital and synthetic lease obligations, obligations of others secured by a lien on assets and other customary components) of such group over (y) Net Available Cash of such group. "NET AVAILABLE CASH" (i) of the Company and its consolidated subsidiaries means Available Cash thereof and (ii) of the Company and its consolidated subsidiaries
                                    (other than Trico Supply and its
                                    consolidated subsidiaries) means Available
                                    Cash thereof less aggregate amounts received as dividends, loans, advances and other distributions from entities not included in that group.


                                    (2) Prior to the date of the Commitment
                                    Letter to which this Annex I is attached, the Company has delivered to the DIP Agent the Specified Information (as defined in the Commitment Letter), including a corporate structure chart (the "STRUCTURE CHART") showing in detail the corporate ownership structure and percentage ownership for the Company and all of its subsidiaries and all of the joint venture and minority ownership interests owned by the Company and its subsidiaries.


                                    (3) The Company shall prepare and provide to the DIP Agent:

                                           (a) Prior to the DIP Effective Date
                                           and on a monthly basis thereafter
                                           within 10 days after the end of each
                                           month, for the Company and its
                                           consolidated subsidiaries and for the
                                           Company and its consolidated
                                           subsidiaries other than Trico Supply
                                           and its consolidated subsidiaries (i)
                                           a detailed rolling 13-week forecast
                                           (the "FORECAST") of cash receipts and
                                           disbursements for the period
                                           following such delivery, together
                                           with associated assumptions and
                                           supporting detailed worksheets, all
                                           in form and substance satisfactory to
                                           the DIP Agent, (ii) a detailed
                                           statement (the "COMPANY NET
                                           INDEBTEDNESS STATEMENT") as at the
                                           end of the previous calendar month of
                                           the balance of (x) Available Cash
                                           (separately indicating by footnote in
                                           each case net amounts attributable to
                                           dividends, loans, advances and other
                                           distributions from entities not
                                           included in the specified group), (y)
                                           outstanding indebtedness and (z) Net
                                           Indebtedness, in form satisfactory to
                                           the DIP Agent and (iii) a statement
                                           of the maximum local currency
                                           balances (and US Dollar equivalent
                                           thereof at then current exchange
                                           rates) in each Local Currency
                                           Account, the maximum US Dollar
                                           balances in each Permitted Local US
                                           Dollar Account, and the aggregate
                                           maximum balances for all Local
                                           Currency Accounts and for all
                                           Permitted Local US Dollar Accounts,
                                           and for all such accounts
                                           collectively, during the previous
                                           calendar month;

                                           (b) Prior to the DIP Effective Date
                                           and on a monthly basis thereafter
                                           within 10 days after the end of each
                                           month, for Trico Supply and its
                                           consolidated subsidiaries, a detailed
                                           statement (the "TS NET INDEBTEDNESS
                                           STATEMENT") as at the end of the
                                           previous calendar month of the
                                           balance of (x) Available Cash
                                           (separately indicating by footnote in
                                           each case net amounts attributable to
                                           dividends, loans, advances and other
                                           distributions from entities not
                                           included in the specified group), (y)
                                           outstanding indebtedness and (z) net
                                           indebtedness (item (y) minus item
                                           (x)), in form satisfactory to the DIP
                                           Agent; and

                                           (c) Prior to the DIP Effective Date
                                           and on a monthly basis thereafter
                                           within 10 days after the end of each
                                           month, a report on the Aggregate L/C
                                           Exposure (the "AGGREGATE L/C EXPOSURE
                                           STATEMENT") as at the end of the
                                           previous calendar month, in form
                                           satisfactory to the DIP Agent.

                                    (4) In addition to the foregoing, the
                                    Company and each of its subsidiaries shall provide all information requested by the DIP Agent, including in any event and without limitation, the following:

                                           (a) no later than 30 days after the
                                           end of each month, financial
                                           statements on a monthly and
                                           year-to-date basis in form and
                                           substance reasonably satisfactory to
                                           the DIP Agent;

                                           (b) no later than 45 days after the
                                           end of each fiscal quarter, quarterly
                                           financial statements on a quarterly
                                           and year-to-date basis in form and
                                           substance reasonably satisfactory to
                                           the DIP Agent;

                                           (c) copies of all pleadings, motions,
                                           applications, judicial information
                                           and other documents filed by or on
                                           behalf of any Debtor with the
                                           Bankruptcy Court or the United States
                                           Trustee in any of the Cases, or
                                           distributed by or on behalf of any
                                           Debtor to any official committee in
                                           any of the Cases, and

                                           (d) upon request, such other reports
                                           and information respecting the
                                           business, financial or other
                                           condition, operations, performance,
                                           properties or prospects of the
                                           Company or any of its subsidiaries as
                                           the DIP Agent or any DIP Lender may,
                                           from time to time, request.


                                    All such information provided pursuant to items (1), (2), (3) and (4) above shall be provided subject to confidentiality provisions in the DIP Credit Documents and shall not be released publicly, except those released pursuant to the Company's normal and customary Securities and Exchange Commission reporting obligations and subject to certain other customary exceptions to be agreed.


                                    In addition to providing the information specifically referenced in this Summary of Terms and Conditions, each of the Debtors shall cooperate and cause their subsidiaries to cooperate with the DIP Agent and the DIP Lenders, and each of their financial advisors, counsel, and other consultants, in connection with the administration of the Cases and the closing of the Facilities and entry into and effectiveness of the DIP Credit Documents and Exit Credit Documents and consummation of the transactions contemplated thereby.


                                    All motions and other documents to be filed with and submitted to the Bankruptcy Court in connection with the Facilities, the DIP Credit Documents and the Exit Credit Documents, the transactions contemplated thereby, and the approval thereof, shall be in form and substance satisfactory to the DIP Agent.

DIP EVENTS OF DEFAULT:              The "EVENTS OF DEFAULT" shall include,
                                    without limitation, those relevant events of default under the Prepetition Credit
                                    Agreement as well as the following:


                                    (1) the suspension or dismissal of, or
                                    abstention from, any of the Cases, or
                                    conversion of any into a Chapter 7
                                    proceeding;


                                    (2) the entry of an order in any of the
                                    Cases appointing an examiner having enlarged powers beyond those set forth under Section 1106(a)(3) and (4) of the Bankruptcy Code;


                                    (3) except as set forth in item (5) or (7) of these "Events of Default," the stay, reversal, vacatur, termination, amendment or other modification of the Interim Order or Final Order in any respect without the written consent of the Lenders;


                                    (4) except as set forth in item (5) or (7) of these "Events of Default," the entry of any order or judgment modifying, limiting, subordinating, or avoiding the priority of any DIP Obligation, or the perfection, priority, or validity of any DIP Liens;


                                    (5) the entry of one or more orders granting any other claim, superpriority status or a lien equal or superior to that granted to the DIP Agent and the DIP Lenders, which claims or liens involve at any time aggregate amounts in excess of $250,000;


                                    (6) the filing of any pleading or motion by any party seeking any of the matters set forth in items (1) through (5) of these "Events of Defaults," which pleading or motion is not withdrawn, dismissed or denied within 30 days after filing;


                                    (7) the entry of one or more orders or
                                    judgments imposing, surcharging, or
                                    assessing against the Prepetition Lenders' collateral or their claims, or against any DIP Collateral or the DIP Lenders' claims, any fees, costs, or expenses, whether pursuant to section 506(c) of the Bankruptcy Code or otherwise, which impositions, surcharges or assessments involve at any time aggregate amounts in excess of $250,000;


                                    (8) the failure of the Borrowers to pay when due any principal, or to pay within three business days after the date due, any interest, fee or other amount due under or in connection with the DIP Facility or the DIP Credit Documents;


                                    (9) the failure of the Company or any of its subsidiaries to perform or comply with any financial covenant, negative covenant or requirement to give certain notices (including notice of Defaults and Events of Default);


                                    (10) the failure of the Company or any of its subsidiaries to perform or comply with any other term or covenant in addition to those referred to above and such default shall continue unremedied for a period of 10 days;


                                    (11) any representation or warranty by any of the Borrowers or the Guarantors shall be incorrect or misleading in any material respect when made;


                                    (12) there shall be any Material Adverse
                                    Change since the Petition Date;


                                    (13) the entry of any order granting any relief from the automatic stay so as to allow a third party to proceed against any material asset or assets of any of the Debtors as deemed material by the Majority DIP Lenders (as hereinafter defined);


                                    (14) (i) the filing of a Chapter 11 plan for the Debtors that is materially different from the Pro Forma Plan, or (ii) the filing of a Chapter 11 plan, or any modification of the Pro Forma Plan, which in either case in this clause (ii) has a material adverse effect on the Prepetition Lenders or the DIP Lenders as compared to the Pro Forma Plan, unless in any such case the Required DIP Lenders have consented in writing to such plan or modification. Without limiting the foregoing, the Parties agree that a "material" difference or modification shall in any event include one that provides for or would result in (a) the conversion of less than all of the Company's 8 7/8% Senior Notes Due 2012 (the "SENIOR NOTES") into equity in the reorganized Debtors; (b) the existence of any indebtedness of reorganized the Company and its subsidiaries except for
                                    (i) the Exit Facility; (ii) the MARAD 2006
                                    Notes, (iii) the MARAD 2014 Notes; (iv) the
                                    NOK 150 million Term Loan; (v) the NOK 800 million Revolving Facility; and (vi) the GECC Master Bareboat Charter; (c) the failure to pay, on or before the effective date of such Chapter 11 plan or modified Pro Forma Plan all of (i) the DIP Obligations and (ii) the obligations arising under the Prepetition Credit Documents or (d) any substantive change from the release provisions of the original Pro Forma Plan in the nature or scope of the releases provided for in the final plan;


                                    (15) the assertion by any of the Debtors of claims arising under Section 506(c) of the Bankruptcy Code against any of the DIP Lenders or the commencement of other actions adverse to the DIP Agent or any of the DIP Lenders or their respective rights and remedies under the DIP Facility in the Interim Order, the Final Order or any other Bankruptcy Court order;


                                    (16) the entry of an order invalidating the prepetition solicitation of votes on the Pro Forma Plan or any other Chapter 11 plan approved by the DIP Lenders, or otherwise requiring the re-solicitation of votes on the Pro Forma Plan or any other Chapter 11 plan approved by the DIP Lenders;


                                    (17) the entry of an order confirming a plan of reorganization in any of the Cases unless such order provides for payment in full in cash of all DIP Obligations on or before the effective date of, or substantial consummation of, the plan of reorganization that is the subject of such order;


                                    (18) the failure to file the Pro Forma Plan
                                    (as it may be modified consistent with the provisions of item (14) of these "Events of Default") by the date that is 30 days after the Petition Date;


                                    (19) the occurrence of any DIP Termination
                                    Event; and


                                    (20) the occurrence of a violation by any Debtor of its duties or obligations set forth in the Interim Order or Final Order, as applicable, which violation would not otherwise constitute a Default or an Event of Default under items (1) through (19).


                                    "DEFAULT" shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

Remedies:                           Upon the occurrence of a DIP Termination
                                    Event, the commitments of the lenders in respect of the DIP Facility and the Exit
                                    Facility shall terminate, the DIP
                                    Obligations and all other obligations in respect of the DIP Credit Documents shall, without notice or other action, automatically become immediately due and payable and the Company and its subsidiaries shall be prohibited from using any cash collateral. Upon the occurrence of any other
                                    Event of Default, the Majority DIP Lenders may terminate the DIP Facility and the commitment of the lenders in respect of the DIP Facility and the Exit Facility, declare the DIP Obligations and all other obligations in respect of the DIP Credit
                                    Documents to be immediately due and payable, and prohibit each of the Company and its subsidiaries from using any cash collateral
                                    (other than to pay DIP Obligations). The DIP
                                    Lenders shall have the right to exercise all rights and remedies under the DIP Credit
                                    Documents, applicable law and the Interim
                                    Order or Final Order, as applicable.


                                    The DIP Lenders shall have customary
                                    remedies under the DIP Credit Documents
                                    including, but not limited to, the right to realize on all or part of the DIP Collateral without the necessity of obtaining any further relief or order from the Bankruptcy Court. Notwithstanding the foregoing, other than with respect to the termination of the commitments in respect of the DIP Facility and the Exit Facility and the acceleration of the DIP Obligations and all other obligations in respect of the DIP Credit Documents, the DIP Agent and the DIP Lenders may only exercise remedies after providing three business days' prior written notice to the Borrowers, the United States Trustee, Bingham McCutchen LLP as counsel to the Supporting Noteholders, and any official committees appointed in the Cases.


                                    After the occurrence and during the
                                    continuance of an Event of Default, all
                                    payments in respect of any DIP Obligations and all funds and property on deposit in any cash and deposit accounts including the Cash Collateral Account and all proceeds of the DIP Collateral shall be applied in the following order:


                                        first, to pay interest on loans under,
                                        and fees and expenses in respect of, the DIP Revolving Facility;


                                        second, to pay interest on, and fees and expenses in respect of, the DIP Term Loan;


                                        third, to pay principal in respect of
                                        loans under the DIP Revolving Facility;


                                        fourth, to pay principal of the DIP Term
                                        Loan; and


                                        fifth, to the ratable payment of all
                                        other DIP Obligations.

VOTING AND AMENDMENTS:              "MAJORITY DIP LENDERS" shall mean, as of any
                                    date of determination, DIP Lenders whose aggregate commitments represent greater than
                                    50% of the commitments under the DIP
                                    Facility (which, if terminated, shall be deemed for voting purposes to be outstanding in the amounts outstanding immediately prior to such termination).


                                    "REQUIRED DIP LENDERS" shall mean, as of any date of determination, DIP Lenders whose aggregate commitments represent greater than 70% of the commitments under the DIP Facility (which, if terminated, shall be deemed for voting purposes to be outstanding in the amounts outstanding immediately prior to such termination).


                                    The provisions of the DIP Credit Documents may not be amended, supplemented, or otherwise modified or waived, without the consent of the Majority DIP Lenders, provided, however, that:

                                    (1) the consent of the Required DIP Lenders shall be required to:

                                          (a) release any Guarantor; or

                                          (b) release any material portion of
                                    the DIP Collateral; and

                                    (2) the consent of all of the DIP Lenders shall be required to:

                                          (a) forgive the principal amount or
                                    extend any scheduled date of payment of any DIP Obligations;

                                          (b) reduce the stated rate of any
                                    interest or fee payable or extend the
                                    scheduled date of any payment thereof;

                                          (c) amend, supplement or modify the
                                    definition of "Majority DIP Lenders" or
                                    "Required DIP Lenders;"

                                          (d) extend the DIP Termination Date;

                                          (e) modify any requirement under the
                                    DIP Credit Documents that any particular action be taken by all of the DIP Lenders;

                                          (f) amend, supplement, or modify these
                                    provisions concerning voting and amendments;
                                    or

                                          (g) release all or substantially all
                                    of the DIP Collateral or release all or
                                    substantially all of the Guarantors.

                                    In addition, no amendment, modification or waiver that would adversely affect the interests, rights or obligations of the DIP Agent (in such capacity) shall be effective without the consent of the DIP Agent.


                                    No vote to release DIP Collateral shall
                                    discriminate between the DIP Revolving
                                    Facility and the DIP Term Loan.

INDEMNIFICATION:                    The Borrowers and the Guarantors shall
                                    jointly and severally indemnify and hold harmless the DIP Agent, each DIP Lender and each of their respective affiliates and each of the respective officers, directors, employees, agents, advisors, attorneys, consultants, and representatives of each of the foregoing (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel), joint or several ("INDEMNIFIED AMOUNTS"), that may be imposed on, incurred by or asserted or awarded against any Indemnified Party
                                    (including, without limitation, in
                                    connection with, arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense in connection therewith), whether or not any such Indemnified Party is a party thereto, in each case in any manner relating to, arising out of or in connection with or by reason of the DIP Facility, or the use or intended use of the proceeds of the DIP
                                    Facility, the Cases, the DIP Credit
                                    Documents or the transactions contemplated hereby or thereby (which shall include any act, event or transaction related or attendant to any thereof), or in connection with any investigation of any matters contemplated hereby or thereby
                                    (collectively, the "INDEMNIFIED MATTERS") except that the Borrowers and the Guarantors shall not have any obligation to an Indemnified Party pursuant hereto with respect to any Indemnified Amounts relating to any Indemnified Matter to the extent of any portion of such Indemnified Amounts directly and primarily caused by, or directly and primarily resulting from, the gross negligence or willful misconduct of that Indemnified Party as determined in a final non-appealable judgment or order by a court of competent jurisdiction. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower or Guarantor or any of their respective subsidiaries, or by any directors, security holders or creditors of any of the foregoing, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto. The Borrowers and the Guarantors further agree that no Indemnified Party shall have any liability
                                    (whether direct or indirect, in contract, tort or otherwise) to any of them or any of their respective subsidiaries for or in connection with the Indemnified Matters, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have been directly and primarily caused by, or directly and primarily resulting from, such Indemnified
                                    Party's gross negligence or willful
                                    misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages
                                    (including, without limitation, any loss of profits, business or anticipated savings).

ASSIGNMENTS AND PARTICIPATIONS:     Those provisions governing assignments and
                                    participations that are customary for
                                    financings of this type and others that are required by the DIP Agent, provided that no consent of the Borrowers or the Company will be required for assignments by the DIP Term
                                    Lenders of their DIP Term Loans.

MISCELLANEOUS:                      The loan documentation will include standard
                                    yield protection provisions (including,
                                    without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs, tax indemnities and payments free and clear of withholding taxes).

GOVERNING LAW AND PERSONAL
JURISDICTION:                       New York, except as governed by the
                                    Bankruptcy Code.

            ADDITIONAL PROVISIONS WITH RESPECT TO THE EXIT FINANCING

Note: Except as set forth below, the terms set forth above with respect to the DIP Financing shall also apply, as appropriate, with respect to the Exit Financing. References in this section to the Company or any of its subsidiaries (e.g., TMO, TMA, etc.) are references to such entity as reorganized pursuant to the Debtors' Chapter 11 plan of reorganization and are subject to changes in such entities' corporate ownership structure or assets as a consequence of the Cases or the Debtors' Chapter 11 plan of reorganization.


EXIT BORROWERS:                     TMO and TMA (each, in such capacity, a
                                    "BORROWER").

EXIT GUARANTORS:                    The Company and all domestic and foreign
                                    wholly-owned subsidiaries of the Company
                                    (including, without limitation, Trico Marine
                                    International Holdings B.V. ("TMIH"), Trico
                                    Supply ASA ("TRICO SUPPLY") (limited in the case of Trico Supply to the extent necessary to comply with Norwegian corporate law restrictions on upstream guarantees) and
                                    Trico Marine International, Inc. ("TMI")
                                    (subject, in the case of TMI, to MARAD
                                    consent, if required, and any related
                                    limitations to such consent required by
                                    MARAD), but excluding Trico Shipping AS
                                    ("TRICO SHIPPING")) (each, in such capacity, a "GUARANTOR").

EXIT AGENT:                         An administrative and collateral agent or
                                    agents (collectively, the "EXIT AGENT") to be selected by the Exit Lenders.

EXIT FACILITY: A senior secured facility made available to the Borrowers in an aggregate principal amount of up to $75 million to refinance, without penalty or premium, the DIP Facility consisting of:


                                    (1) Exit Term Loan. An amortizing term loan
                                    (the "EXIT TERM LOAN") made available to the Borrowers by the Exit Lenders (the "EXIT TERM LENDERS") in a single drawing on the Exit Effective Date (as hereinafter defined) in a principal amount of up to the lesser of
                                    (i) $55 million and (ii) the amount
                                    necessary to repay in full, without penalty or premium, the outstanding principal balance of the DIP Term Loan (any remaining principal balance of the DIP Term Loan and any accrued, unpaid interest, fees, costs and expenses under the DIP Credit Documents shall be repaid or paid at the time of such refinancing using proceeds of the Exit Revolving Facility (as hereinafter defined)); and


                                    (2) Exit Revolving Facility. A revolving credit facility (the "EXIT REVOLVING FACILITY" and together with the Exit Term Loan, the "EXIT FACILITY") made available to the Borrowers by certain of the Exit Lenders (the "EXIT REVOLVING LENDERS") on the Exit Effective Date, and for so long thereafter as the Exit Revolving Facility commitment shall be in effect, in a maximum aggregate principal amount equal to the excess from time to time of (i) $20 million over (ii) the Aggregate L/C Exposure (as hereinafter defined) at such time less the Maximum Existing L/C Exposure (as hereinafter defined) at such time.

                                    "AGGREGATE L/C EXPOSURE" means, with respect to the Company and its subsidiaries other than Trico Supply and Trico Shipping at any time, the aggregate of (i) the amounts available to be drawn under all Group L/Cs and (ii) all unreimbursed amounts drawn under Group L/Cs.

                                    "L/C EXPOSURE" means, with respect to any L/C, the sum of (i) the amount available to be drawn under such L/C and (ii) the unreimbursed amount drawn under such L/C.

                                    "L/Cs" means, with respect to any person, all letters of credit or analogous instruments as to which such person is the account party or is otherwise liable for, or has pledged any asset to secure, reimbursement or payment of amounts drawn thereunder.

                                    "GROUP L/Cs" means all L/Cs of the Company or any of its subsidiaries other than Trico Supply and Trico Shipping.

EXIT OBLIGATIONS; REPAYMENT AND
MATURITY:                           All loans under the Exit Facility, and all
                                    fees, expenses, indemnities and other
                                    amounts owing under the Exit Credit
                                    Documents, and interest on all of the
                                    foregoing (all of the foregoing,
                                    collectively, the "EXIT OBLIGATIONS"), as provided in the Exit Credit Documents. All
                                    Exit Obligations outstanding on the Exit
                                    Termination Date (as hereinafter defined) shall be due and payable on such date.

INTEREST RATE:                      The non-default rate of interest with
                                    respect to the unpaid amount of all Exit
                                    Obligations shall be the Base Rate (as
                                    defined in the "Interest Rate" section set forth in "Provisions with Respect to the DIP
                                    Financing") in effect daily plus 4.00% or the Eurodollar Rate (as defined in the "Interest Rate" section set forth in "Provisions with Respect to the DIP
                                    Financing") for the relevant Interest Period
                                    (as defined in the "Interest Rate" section set forth in "Provisions with Respect to the DIP Financing") plus 5.00% (the "NON-DEFAULT
                                    RATE").


                                    The rate of interest with respect to the unpaid amount of all

                                    Exit Obligations during the continuance of an Event of Default shall be the Non-Default Rate plus 2.00%.

                                    Base Rate interest on the Exit Obligations shall be payable in cash, monthly in arrears. Eurodollar Rate interest shall be payable in cash at the end of each Interest Period and for Interest Periods of more than 1 month, monthly during such Interest Period.

UPFRONT FEE BALANCE: The balance of the Upfront Fee (as defined in the "Upfront Fee" section set forth in "Provisions with Respect to the DIP Financing") shall be payable upon initial funding of the Exit Facility.

COMMITMENT FEE:                     A non-refundable commitment fee payable by
                                    the Borrowers to the Exit Revolving Lenders
                                    (pro rata according to their respective
                                    commitments under the Exit Revolving
                                    Facility) of 1.00% per annum will accrue on and after the Exit Effective Date on the daily average unused portion of the aggregate revolving commitments under the
                                    Exit Revolving Facility (whether or not then available for draw down), payable monthly in arrears and on the Exit Termination Date (as hereinafter defined).

EXIT CREDIT DOCUMENTS               The Exit Facility shall be governed by a
                                    credit agreement (the "EXIT CREDIT
                                    AGREEMENT") and related guaranty, security and other documents (all of the foregoing, collectively, the "EXIT CREDIT DOCUMENTS") in form and substance satisfactory to the Exit Lenders and the Exit Agent and to be attached as exhibits to the DIP Credit
                                    Agreement.

EXIT EFFECTIVE DATE:                The date upon which all conditions precedent
                                    to the effectiveness of the Exit Credit
                                    Documents are satisfied or waived in writing by the Exit Lenders (the "EXIT EFFECTIVE
                                    DATE"), which shall not be later than May
                                    14, 2005.

TERMINATION; AMORTIZATION:          The term of the Exit Facility shall extend
                                    for the period from the Exit Effective Date to the earliest to occur of (1) the 5th anniversary of the Exit Effective Date, (2) the date of the voluntary termination of the commitments under the Exit Facility by the Borrowers, and (3) date on which the Exit
                                    Facility and all commitments thereunder are terminated and all Exit Obligations and all other obligations in respect of the Exit
                                    Credit Documents shall become due and
                                    payable in accordance with the Exit Credit
                                    Documents (the earliest of the foregoing being the "EXIT TERMINATION Date").

                                    Amortization of the Exit Term Loan shall occur in equal annual installments of $5 million, commencing on the 2nd anniversary of the Exit Effective Date, and a final bullet installment of $40 million on the 5th anniversary of the Exit Effective Date. Amounts repaid in respect of the Exit Term Loan may not be reborrowed.

USE OF PROCEEDS:                    The proceeds of credit extensions under the
                                    Exit Facility shall be used exclusively by the Borrowers, in accordance with the terms of the Exit Credit Documents, (1) to refinance and repay all outstanding obligations under the DIP Facility and the DIP Credit Documents, the principal balance of which, up to the maximum aggregate commitment amount of $55 million, shall be refinanced with proceeds of the Exit Term
                                    Loan and any remaining principal balance and any accrued and unpaid interest, fees, costs and expenses under the DIP Credit Documents shall be repaid or paid using proceeds of the Exit Revolving Facility, (2) to make all payments authorized by the Plan and agreed to by the Exit Lenders; (3) to pay (a) all fees as provided under the Exit Credit
                                    Documents and (b) all professional fees and expenses (including legal, financial advisor, appraisal and valuation-related fees and expenses) incurred by the Exit
                                    Lenders, including those incurred in
                                    connection with the preparation,
                                    negotiation, documentation and enforcement of, and preservation of rights under, the Exit Credit Documents (whether incurred before or after the Exit Effective Date);
                                    and (4) to fund general corporate and
                                    working capital requirements of the
                                    reorganized Borrowers and the Guarantors, subject to the provisions of the Exit Credit
                                    Documents.

EXIT COLLATERAL:                    To secure all of the Exit Obligations, the
                                    Exit Agent, as collateral agent, shall be granted valid, perfected, and enforceable liens on, security interests in, and mortgages against, the following collateral
                                    (collectively, the "EXIT COLLATERAL") (which liens, security interests and mortgages shall be first priority for the ratable benefit of the Exit Revolving Lenders, and second priority for the ratable benefit of the Exit Term Lenders):

                                    (1) except as set forth in Part A of
                                    Schedule 1, all present and after-acquired tangible and intangible personal and real property of the Borrowers and the Guarantors (including, without limitation, (a) all vessels (provided that the lien in favor of the Exit Lenders on the MARAD vessels shall be a second lien, and be subject to MARAD consent, if required, and any subordination agreement in favor of MARAD required by MARAD in connection with any such consent), (b) the GECC Master Bareboat Charter (to the extent the lien thereon is permitted by the GECC Master Bareboat Charter), (c) all deposit and other accounts (and related cash and investment property) maintained by the Borrowers and the Guarantors (other than TMIH and Trico Supply and its subsidiaries), (d) 100% of the equity interests in each of the Company's subsidiaries (including, without limitation, the JV Holdcos (as defined in the "Affirmative, Negative and Financial Covenants" section set forth in "Provisions with Respect to the DIP Financing")) (but subject, in the case of the pledge of shares of TMI, to MARAD consent, if required, and any related limitations to such consent required by MARAD) and (e) unless prohibited by the applicable Qualified JV Agreement (as defined in the "Affirmative, Negative and Financial Covenants" section set forth in "Provisions with Respect to the DIP Financing"), all equity interests in joint ventures (including, without limitation, all Permitted JVs (as defined in the "Affirmative, Negative and Financial Covenants" section set forth in "Provisions with Respect to the DIP Financing")));

                                    (2) all proceeds, rents, and products of the foregoing and all distributions thereon.

                                    Notwithstanding the foregoing, (i) Exit
                                    Collateral constituting the Releasable DIP
                                    Collateral (as defined in the "DIP
                                    Collateral" section set forth in "Provisions with Respect to the DIP Financing") may be released from liens under the Exit Facility in order to be contributed or sold to a Permitted JV in a transaction constituting a Permitted JV Investment or a Permitted JV Sale (each, as defined in the "Affirmative, Negative and Financial Covenants" section set forth in "Provisions with Respect to the DIP Financing") of Exit Collateral constituting Releasable DIP Collateral and
                                    (ii) the Required Exit Lenders may in their sole discretion elect to waive from time to time the requirement that their security interest in one or more of the Local Currency Accounts (as defined in the "Cash Management System" section set forth in "Provisions with Respect to the DIP Financing") be perfected.

CASH MANAGEMENT SYSTEM:             The Company and its subsidiaries (other than
                                    TMIH and Trico Supply and its subsidiaries) shall maintain the cash management system as described in, and subject to the limitations contained in, the "Cash Management System" section set forth in "Provisions with Respect to the DIP Financing." The Exit
                                    Agent shall have full dominion and
                                    control over, and a first priority,
                                    perfected lien on, all cash and deposit and other accounts of the Borrowers and the Guarantors (other than TMIH and Trico Supply and its subsidiaries and except to the extent waived by the Required Exit Lenders in the case of Local Currency Accounts and Permitted Local US Dollar Accounts) as described in "Cash Management System" section set forth in "Provisions with Respect to the DIP Financing." All proceeds of the Borrowers' and the Guarantors' (other than TMIH and Trico Supply and its subsidiaries) receivables will be directly remitted to the Cash Collateral Account, and all Available Cash (as defined in the "Mandatory Prepayments" section set forth in "Provisions with Respect to the DIP
                                    Financing") shall be used to pay down the Exit Revolving Facility, all generally as described in "Cash Management System" section set forth in "Provisions with Respect to the DIP Financing."

MANDATORY PREPAYMENTS:              Commitment Maintenance.  The Borrowers shall
                                    repay the loans and other extensions of
                                    credit to the extent that the outstanding loans and other extensions of credit under the Exit Revolving Facility exceed the amount of the Exit Revolving Facility commitment.

                                    General. Additional mandatory prepayments shall be required in an amount equal to (a) 50% of Excess Cash Flow (as defined in the "Mandatory Prepayments" section set forth in "Provisions with Respect to the DIP Financing"), (b) 100% of the cash proceeds (net of income taxes and related expenses to the extent applicable) realized from the sale of, or any casualty event or condemnation proceeding affecting, any Exit Collateral or from any debt or equity issuances (subject to threshold amounts and carve-outs for ordinary course transactions, to be determined) and (c) 50% of cash received from the Permitted JVs by the Company or any of its subsidiaries (whether from proceeds of dividends, distributions or otherwise); provided that, for the purposes of mandatory prepayment in respect of Excess Cash Flow only, such prepayment shall be required to be made at such times, and from time to time, such that after giving effect to payment of all or any portion thereof the Company and its consolidated subsidiaries other than Trico Supply and its subsidiaries shall have then available at least $7.5 million in aggregate amount of (i) Available Cash plus (ii) available, undrawn commitments under the Exit Revolving Facility, but notwithstanding any deferral in payment of the foregoing, such mandatory prepayment shall continue to be payable when and to the extent permitted in accordance with the preceding liquidity test.

                                    Such additional mandatory prepayments shall be applied in the following order: (1) to repay the Exit Term Loan (mandatory prepayments of the Exit Term Loan to be applied 50% to one or more installments of the Exit Term Loan in direct order of maturity and 50% to remaining installments of the Exit Term Loan in inverse order of maturity) and (2) to repay outstanding loans under the Exit Revolving Facility and permanently reduce the commitments thereunder until the loans under the Exit Revolving Facility have been repaid in full and the commitments thereunder are reduced to zero.

OPTIONAL PREPAYMENTS AND
COMMITMENT REDUCTIONS:              Exit Term Loans may not be prepaid at the
                                    Borrowers' option prior to the 1st
                                    anniversary of the Exit Effective Date.
                                    Beginning on the 1st anniversary of the Exit
                                    Effective Date, the Borrowers may prepay in full or in part the Exit Term Loans by paying an amount equal to the following percentages of the amounts so prepaid: (a)
                                    103%, for optional prepayments made during the 12-month period beginning on the 1st anniversary of the Exit Effective Date, (b)
                                    102%, for optional prepayments made during the next succeeding 12-month period; (c)
                                    101%, for optional prepayments made during the next succeeding 12-month period, plus, in each case, accrued and any unpaid interest thereon to the date of such prepayment.

                                    Optional prepayments of the Exit Term Loans shall be applied in the same manner as mandatory prepayments thereof.

                                    The Borrowers may reduce the commitments in respect of the Exit Revolving Facility as provided in the Exit Credit Agreement. The Exit Revolving Facility may be optionally prepaid and reborrowed from time to time within the limits of the commitment and subject to availability.

FEES AND EXPENSES:                  The Borrowers shall pay (i) all reasonable
                                    costs and expenses of the Exit Lenders and the Exit Agent (including the fees and expenses of their legal and other advisors) relating to the negotiation, documentation and administration of the Exit Credit
                                    Documents and (ii) all costs and expenses of the Exit Lenders and the Exit Agent
                                    (including the fees and expenses of their legal and other advisors) relating to the enforcement and preservation of the respective Exit Agent's and Exit Lenders' rights and remedies under and in connection with the Exit Credit Documents.

CONDITIONS PRECEDENT TO THE
EFFECTIVENESS AND CLOSING OF
THE EXIT FACILITY:                  Those conditions precedent to effectiveness
                                    and closing that are customary for
                                    financings of this type and others that are required by the Exit Agent and Exit Lenders, including, without limitation:

                                    (1) Execution and delivery of the Exit
                                    Credit Documents and all documents and
                                    instruments ancillary thereto, all in form and substance as attached to the DIP Credit Agreement or as is otherwise satisfactory to the Exit Agent, the Exit Lenders and the Company;

                                    (2) There shall be no continuing "Default" or "Event of Default" under and as defined in the DIP Credit Documents or the Exit Credit Documents immediately prior to or immediately following effectiveness of the Exit Credit Documents;

                                    (3) the Bankruptcy Court shall have
                                    confirmed a Chapter 11 plan for the Debtors substantially in the form of the Pro Forma Plan (or such other Chapter 11 plan that is not materially different from the Pro Forma Plan, and does not have a material adverse effect on the Prepetition Lenders or the DIP Lenders as compared to the Pro Forma Plan, unless in any such case the Required Exit Lenders have consented in writing to such plan) (such confirmed Chapter 11 plan, the "PLAN"), and the confirmation order (a) shall be satisfactory to the Exit Agent and the Required Exit Lenders in all respects that relate to, or could otherwise reasonably be expected to impact in an adverse manner, the Exit Lenders and (b) shall be an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or other proceedings for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or, in the event that an appeal, petition for certiorari, or motion for reargument or rehearing has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or other proceedings for reargument or rehearing shall have expired (a "FINAL CONFIRMATION ORDER"); provided, however, that such order shall not fail to be a Final Confirmation Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 7024 of the

                                    Bankruptcy Rules may be filed with respect to such order;

                                    (4) The Exit Agent shall have received
                                    evidence, in form and substance reasonably satisfactory to the Exit Agent, that: (a) the "EFFECTIVE DATE" (as defined in the Plan) shall have occurred and Plan shall be in full force and effect and all conditions precedent to the effectiveness of the Plan and the Final Confirmation Order shall have been satisfied, or validly waived, including, without limitation, the execution, delivery and performance of all of the conditions thereof other than conditions that have been validly waived, and (b) no motion, action or proceeding by any creditor or other party-in-interest to the Cases shall be pending which could adversely affect the Plan or the confirmation order, the business or operations of the Borrowers or any Guarantor or the transactions contemplated by the Exit Credit Documents;

                                    (5) None of the Borrowers or any Guarantor, any creditor or any other party in interest shall have, as of such date, challenged the validity, enforceability, allowance, perfection or priority of any of the claims and security interests of the DIP Agent and DIP Lenders under the DIP Facility (unless such challenge has been withdrawn, dismissed, or denied);

                                    (6) The Borrowers and the Guarantors shall have paid to the DIP Agent and the DIP Lenders in cash all interest and fees payable under the DIP Facility and all other fees, expenses and other amounts payable by the Borrowers and the Guarantors under the DIP Credit Documents;

                                    (7) All of the representations and
                                    warranties of the Borrowers and the
                                    Guarantors in the Exit Credit Documents
                                    shall be true and correct as of the date so made;

                                    (8) Receipt of (a) resolutions of the Board of Directors, or such other authorizations as may be applicable, of each of the Borrowers and the Guarantors (except to the extent covered by the Final Confirmation Order), in form and substance satisfactory to the Exit Agent, authorizing and approving the borrowings, guarantees, liens, and other transactions contemplated by the Exit Credit Documents, (b) the Plan Maximum Payment Budget (as defined below) and (c) all consents, approvals, filings, authorizations, certificates, opinions of counsel and other documents that are customary for financings of this type or that are otherwise required by the Exit Agent;

                                    (9) There shall not exist any law,
                                    regulation, ruling, judgment, order,
                                    injunction or other restraint that, in the reasonable judgment of the Majority Exit Lenders, prohibits, restricts or imposes materially adverse conditions on the Borrowers or on the Company or any of its other subsidiaries, the Exit Facility, or the exercise by the Exit Lenders or the Exit Agent of their rights and remedies under the Exit Credit Documents;

                                    (10) Other than the Cases and except as
                                    disclosed to, and consented to by, the
                                    Required Exit Lenders, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (a) could reasonably be expected to result in a Material Adverse Change or if adversely determined could reasonably be expected to result in a Material Adverse Change or (b) restrains or prevents, or imposes or could reasonably be expected to impose materially adverse conditions upon, the Exit Facility, the Exit Credit Documents or the transactions contemplated thereby or threatens to do any of the foregoing; and

                                    (11) At the time of, and immediately after giving effect to, effectiveness of the Exit Facility, the sum of (i) aggregate Available Cash of the Company and its consolidated subsidiaries (other than Trico Supply and its subsidiaries) plus (ii) available, undrawn commitments under the Exit Revolving Facility, shall be greater than $7.5 million giving pro forma effect to (i) effectiveness of the Exit Revolving Facility and (ii) payment of the estimated maximum aggregate amount (the "MAXIMUM BUDGETED AMOUNT") of all payments provided for under the Plan (including, without limitation, pursuant to any interim and final fee applications) as set forth on a maximum amount budget (the "PLAN MAXIMUM PAYMENT BUDGET") (which Plan Maximum Payment Budget shall have been delivered to the Exit Agent prior to the Effective Date and effectiveness of the Exit Credit Documents) as though such Maximum Budgeted Amount were actually paid in full at the time of effectiveness of the Exit Revolving Facility.

CONDITIONS PRECEDENT
TO EACH EXTENSION
OF CREDIT:              Those conditions precedent to each extension of credit
                        that are customary for financings of this type including, without limitation, the conditions precedent described in paragraph (1), (2) and (4) of the "Conditions Precedents to Each Extension of Credit" section set forth in "Provisions with Respect to the DIP
                        Financing," appropriately modified to reflect applicability to the Exit Facility, and others that are required by the Exit Agent.

REPRESENTATIONS
AND WARRANTIES:         Those representations and warranties by the Borrowers
                        and the Guarantors that are customary for financings of this type and others that are required by the Exit
                        Agent.

AFFIRMATIVE, NEGATIVE
 AND FINANCIAL
COVENANTS:              Those relevant covenants of a type currently set forth
                        in the Prepetition Credit Documents; provided that (a) the covenants shall apply to the Company and all of its subsidiaries, and be appropriately modified to give effect to the foregoing, and (b) the "transactions with affiliates," indebtedness, negative pledge, restricted payments and other covenants shall be modified to permit the transactions contemplated hereby, including, without limitation:

                        (i) Cash Collateralization of L/Cs. To permit liens on cash that is pledged to cash collateralize L/Cs as contemplated in item 8 below; and

                        (ii) Restricted Payments. To permit the Company to declare and make dividend payments to its common stockholders in an aggregate amount in any fiscal year not to exceed 15% of the amount of Excess Cash Flow for the preceding fiscal year in excess of $30 million, provided that (a) no Default or Event of Default shall have occurred and be continuing, or shall result therefrom, (b) during the previous 12 months, no payment of any portion of any mandatory prepayment shall have been deferred or not made as a result of liquidity restrictions or otherwise and (c) after giving effect to such declaration and payment the Company and its consolidated subsidiaries other than Trico Supply and its subsidiaries shall have then available at least $12.5 million in aggregate amount of (i) Available Cash plus (ii) available, undrawn commitments under the Exit Revolving Facility.


                        In addition to the foregoing covenants, the following additional covenants shall apply:

                              (1) Maximum Ratio of Indebtedness to EBITDA and
                        Minimum EBITDA.

                              (a) The ratio of the aggregate principal amount of indebtedness (as defined in the "Affirmative, Negative and Financial Covenants" section set forth in "Provisions with Respect to the DIP Financing" to EBITDA (as defined in the "Mandatory Repayments" section set forth in "Provisions with Respect to the DIP Financing") (i) for the Company and its consolidated subsidiaries and (ii) for the Company and its consolidated subsidiaries other than Trico Supply and its consolidated subsidiaries ((excluding any attributable indebtedness of non majority-owned subsidiaries) and including EBITDA for wholly-owned subsidiaries, but excluding EBITDA of non wholly-owned subsidiaries unless such earnings shall have been received in cash as dividends by the Company or one of its wholly-owned consolidated subsidiaries (in the case of clause (i)) or by the Company or one of its wholly-owned consolidated subsidiaries other than Trico Supply and its consolidated subsidiaries (in the case of clause (ii)) from such non wholly-owned subsidiaries), determined in each case on a trailing four consecutive fiscal quarter basis, shall not exceed the amount set forth in Schedule 3B hereto.

                              (b) EBITDA for the Company and its
                              consolidated subsidiaries other than Trico
                              Supply and its consolidated subsidiaries for any fiscal quarter through and including December 31, 2005 shall not be less than the amount set fourth therefor on Schedule 3B hereto.

                              (2) Limitation on Indebtedness. The aggregate
                        principal amount of indebtedness (which term shall include debt, unreimbursed letter of credit reimbursement obligations, guarantees, capital and synthetic lease obligations, obligations of others secured by a lien on assets and other customary components) of (x) the Company and its consolidated subsidiaries and (y) the Company and its consolidated subsidiaries other than Trico Supply and its consolidated subsidiaries, in each case at any time shall not exceed the amount specified for such item set forth in Schedule 3B hereto. TMIH shall not incur or be liable for any indebtedness (other than its guarantee of the Exit Facility).

                              (3) Limitation on Capital Expenditures, Etc. (a)
                        Capital expenditures (excluding expenditures (whether expensed or capitalized) in respect of maintenance and classification costs ("M&C COSTS")) and (b) M&C Costs, in each case above, as at the end of each fiscal quarter, made or incurred by the Company and its consolidated subsidiaries during the previous four consecutive fiscal quarters and shall not exceed the respective amounts set forth therefor in Schedule 3B hereto.

                              (4) Restriction on Payment of Obligations Other
                        than in the Ordinary Course of Business. The Company and its subsidiaries shall pay their obligations in the ordinary course of business consistent with sound business practices and shall not voluntarily prepay expenses except as may be otherwise consented to by the Majority Exit Lenders.

                              (5) Additional Limitation on Investments. Subject
                        to the exception below related to Permitted JV Investments and Permitted JV Sales and to other specified exceptions satisfactory to the Exit Lenders, no Borrower or Guarantor shall be permitted to make an investment in any entity that is not a Borrower or a Guarantor, (ii) neither the Company nor any of its consolidated subsidiaries shall be permitted to make or maintain an investment in any non wholly-owned subsidiary, (iii) neither the Company nor any of its U.S. domestic subsidiaries shall be permitted to make an investment in any foreign subsidiary, (iv) no first-tier foreign subsidiary of the Company shall be permitted to make an investment in any subsidiary of a first-tier foreign subsidiary and (v) neither Trico Supply nor Trico Shipping shall be permitted to make an investment in any of its subsidiaries or any other subsidiaries of the Company.

                              (6) Additional Limitation on Sale of Assets. The
                        existing sale of assets covenant will be modified to prohibit sales of collateral and sales of other assets of the Company and its consolidated subsidiaries except as set forth in the exception below and except for other specified exceptions satisfactory to the Exit Lenders.

                              (7) Certain Ownership Requirements. Trico Supply
                        and Trico Shipping shall at all times remain wholly-owned, consolidated subsidiaries of the Company.

                              (8) Limitation on Aggregate L/C Exposure and Cash
                        Collateralization of L/Cs.

                              (a) Aggregate L/C Exposure shall (i) at all times be not less than 100% cash collateralized and (ii) at no time exceed $15 million.

                              (b) All Group L/Cs shall be cash
                              collateralized exclusively with the proceeds of loans under the Exit Revolving Facility, provided that Group L/Cs issued and outstanding prior to the Exit Effective Date and constituting "Existing L/Cs" under the DIP Facility having an aggregate L/C Exposure not exceeding the lesser of (i) $7 million and (ii) the Aggregate L/C Exposure immediately prior to the Exit Effective Date (such lesser amount, as it may be reduced from time to time as provided herein, the "MAXIMUM EXISTING L/C EXPOSURE") (such Group L/Cs, together with any renewals or extensions thereof and any new Group L/Cs issued in replacement thereof and cash collateralized in accordance with this item 8(b), the "EXISTING L/Cs") may be cash collateralized as provided herein with cash pledged to secure Existing L/Cs immediately prior to the Exit Effective Date or from the Reserved Cash Collateral Account (as hereinafter defined). Following the termination or expiration of any Existing L/C (unless on the same business day of such termination or expiration such Existing L/C shall have been renewed or the term thereof extended, or a new Group L/C shall have been issued in replacement therefor, which renewed or extended L/C continues to be cash collateralized with the same cash collateral or which new Group L/C is cash collateralized with all or portion of the proceeds of cash collateral released in respect of such Existing L/C and is issued for the benefit of the same person or entity as such Existing L/C), the Borrowers shall either (x) deposit in a segregated Cash Collateral Account (the "RESERVED CASH COLLATERAL ACCOUNT") or (y) prepay the outstanding loans under the Exit Revolving Facility (without any corresponding commitment reduction) with any remaining portion of proceeds of cash collateral released in respect of such Existing L/C. Any cash collateral amounts so deposited in the Reserved Cash Collateral Account in respect of an expired or terminated Existing L/C shall, until the expiration of the 90-day period from the date of such Existing L/C's termination or expiration (as to any Existing L/C, its "ROLLOVER PERIOD"), be exclusively used to cash collateralize a new Group L/C issued in replacement of such Existing L/C (to the same beneficiary as was the beneficiary under the predecessor Existing L/C) or prepay the outstanding loans under the Exit Revolving Facility (without any corresponding commitment reduction). At the expiration of the Rollover Period with respect to an Existing L/C, the Borrowers shall use the amounts on deposit in the Reserved Cash Collateral Account in respect of such Existing L/C to prepay the outstanding loans under the DIP Revolving Facility (without any corresponding commitment reduction) or for working capital purposes. The amount of Maximum Existing L/C Exposure shall be permanently reduced by the aggregate amount of cash collateral for Existing L/Cs not maintained as cash collateral for Existing L/Cs or held temporarily in the Reserved Cash Collateral Account. Each new Group L/C qualifying as an Existing L/C hereunder shall be (i) 100% cash collateralized using existing cash collateral for, or the amounts on deposit in the Reserved Cash Collateral Account from cash collateral for, the predecessor Existing L/C, (ii) issued within the Rollover Period in respect of such predecessor Existing L/C, and (iii) issued for the benefit of the same person or entity as such predecessor Existing L/C.

                              (9) Maintenance of Insurance. The Company shall
                        maintain for itself and its subsidiaries insurance (including, without limitation, property, casualty and D&O insurance) in such amounts and scope and against such risks as are consistent with past practices, but at least in such amounts and scope and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

                              (10) Limitation on Local Currency Accounts, Etc.
                        The Company shall not permit the aggregate US Dollar and US Dollar equivalent of the balances in (i) all Local Currency Accounts and Permitted Local US Dollar Accounts to exceed $1,100,000 at any time (excluding only from calculations for this clause (i) amounts constituting asset sale proceeds or dividends or distributions from Permitted JVs), (ii) all Local Currency Accounts and Permitted Local US Dollar Accounts (with no exclusions) to exceed $750,000 for any period of 10 consecutive business days, or (iii) all Local Currency Accounts and Permitted Local US Dollar Accounts in Nigeria or all accounts in Nigerian currency (in each case with no exclusions) to exceed $350,000 for any period of 10 consecutive business days (except to the extent that such failure is caused solely by mandatory requirements of law that in the aggregate prevent compliance with the foregoing requirements). The Company shall not permit the aggregate of the balances in all Permitted Local US Dollar Accounts to exceed $75,000 at any time.

                        Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the Company and its consolidated subsidiaries shall be permitted to make Permitted JV Investments and Permitted JV Sales; provided further that the aggregate fair market value of Releasable Norway Vessels (as defined in the "Affirmative, Negative and Financial Covenants" section set forth in "Provisions with Respect to the DIP Financing") directly or indirectly contributed or sold by Trico Supply or Trico Shipping or any other person in connection with Permitted JV Investments or Permitted JV Sales shall not exceed $56 million.

FINANCIAL REPORTING
REQUIREMENTS:           (1) The Company shall prepare and provide to the Exit
                        Agent:

                              (a) Prior to the Exit Effective Date and on a monthly basis thereafter within 10 days after the end of each month for the Company and its consolidated subsidiaries and for the Company and its consolidated subsidiaries other than Trico Supply and its consolidated subsidiaries, all in form and substance satisfactory to the Exit Agent,
                              (i) a report on the aggregate principal
                              amount of indebtedness of each such group as at the end of the previous calendar month and (ii) a statement of the maximum local currency balances (and US Dollar equivalent thereof at then current exchange rates) in each Local Currency Account, the maximum US Dollar balances in each Permitted Local US Dollar Account, and the aggregate maximum balances for all Local Currency Accounts and for all Permitted Local US Dollar Accounts, and for all such accounts collectively during the previous calendar month;

                              (b) Prior to the Exit Effective Date and on a monthly basis thereafter within 10 days after the end of each month, a report on the Aggregate L/C Exposure, in each case as of the end of such month, in form and substance satisfactory to the Exit Agent; and

                              (c) Prior to the Exit Effective Date and on a quarterly basis thereafter within 15 days after the end of each fiscal quarter, a detailed statement as at the end of such fiscal quarter of the aggregate expenditures during the previous four consecutive quarters (i) for capital expenditures (excluding M&C Costs) and (ii) for M&C Costs.

                        (2) In addition to the foregoing, the Company and each of its subsidiaries shall provide all information requested by the Exit Agent, including in any event and without limitation, the following: (a) quarterly consolidated financial statements of the Company and its consolidated subsidiaries, including balance sheet, income statement and cash flow statement, together with a consolidating (by business unit) balance sheet and income statement and separate cash flow statements for Trico Supply and its consolidated subsidiaries and for the Company and its consolidated subsidiaries (other than Trico Supply and its consolidated subsidiaries), all within 45 days of quarter-end, together with such calculations as shall be necessary to determine compliance with all financial covenants, certified by the Company's chief financial officer; (b) annual audited consolidated and consolidating (by business unit) financial statements of the Company and its consolidated subsidiaries within 90 days of year-end, reported on with respect to such consolidated statements by independent certified public accountants acceptable to the Exit Agent, and, together with such calculations as shall be necessary to determine compliance with all financial covenants, certified by the Company's chief financial officer; (c) copies of all reports on Form 10-K, 10-Q or 8-K filed with the Securities and Exchange Commission; and (d) to any Exit Lender so making a request, quarterly projections for the balance of the term of the Exit Facility provided in an annual business plan and financial forecasts provided in each case at least 30 days prior to fiscal year-end.

                        All such information provided pursuant to items (1) and
                        (2) above shall be provided subject to confidentiality provisions in the Exit Credit Documents and shall not be released publicly, except those released pursuant to the Company's normal and customary Securities and Exchange Commission reporting obligations and subject to certain other customary exceptions to be agreed.

OTHER REPORTING
REQUIREMENTS:           Those other reporting requirements that are customary
                        for financings of this type and, upon request, such other reports and information respecting the business, financial or other condition, operations, performance, properties or prospects of the Company or any of its subsidiaries as the Exit Agent or any

                        Exit Lender may, from time to time, request.

EVENTS OF DEFAULT
AND REMEDIES:           Those events of default that are customary for
                        financings of this type and others that are required by the Exit Agent, including, without limitation (subject to customary cure periods as may be agreed): failure make payments when due; cross default; noncompliance with covenants; material breaches of representations and warranties; certain ERISA events; failure to satisfy or stay execution of judgments in excess of $250,000;
                        impairment of loan documentation or security; Material
                        Adverse Change; insolvency or bankruptcy; and payment of amounts provided for under the Plan in an aggregate amount in excess of the Maximum Budgeted Amount.


                        Those remedies that are customary for financings of this type and others that are required by the Exit Agent.

VOTING AND AMENDMENTS:  "MAJORITY EXIT LENDERS" shall mean, as of any date of determination, Exit Lenders whose aggregate commitments represent greater than 50% of the commitments under the Exit Facility (which, if terminated, shall be deemed for voting purposes to be outstanding in the amounts outstanding immediately prior to such termination).

                        "REQUIRED EXIT LENDERS" shall mean, as of any date of determination, Exit Lenders whose aggregate commitments represent greater than 70% of the commitments under the Exit Facility (which, if terminated, shall be deemed for voting purposes to be outstanding in the amounts outstanding immediately prior to such termination).

                        The provisions of the Exit Credit Documents may not be amended, supplemented, or otherwise modified or waived, without the consent of the Majority Exit Lenders, provided, however, that:

                        (1) the consent of the Required Exit Lenders shall be required to:

                              (a) release any Guarantor; or

                              (b) release any material portion of the Exit
                        Collateral; and

                        (2) the consent of all of the Exit Lenders shall be required to:

                              (a) forgive the principal amount or extend any
                        scheduled date of payment of any Exit Obligations;

                              (b) reduce the stated rate of any interest or fee
                        payable or extend the scheduled date of any payment thereof;

                              (c) amend, supplement or modify the definition of
                        "Majority Exit Lenders" or "Required Exit Lenders;"

                              (d) extend the Exit Termination Date;

                              (e) modify any requirement under the Exit Credit
                        Documents that any particular action be taken by all of the Exit Lenders;

                              (f) amend, supplement, or modify these provisions
                        concerning voting and amendments; or

                              (g) release all or substantially all of the Exit
                        Collateral or release all or substantially all of the Guarantors.

                        In addition, no amendment, modification or waiver that would adversely affect the interests, rights or obligations of the Exit Agent (in such capacity) shall be effective without the consent of the Exit Agent.

                        No vote to release Exit Collateral shall discriminate between the Exit Revolving Facility and the Exit Term Loan.

INDEMNIFICATION:        The Borrowers and the Guarantors shall jointly and
                        severally indemnify and hold harmless the Exit Agent, each Exit Lender and each of their respective affiliates and each of the respective officers, directors, employees, agents, advisors, attorneys, consultants, and representatives of each of the foregoing (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature
                        (including, without limitation, fees and disbursements of counsel), joint or several ("INDEMNIFIED AMOUNTS"), that may be imposed on, incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with, arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense in connection therewith), whether or not any such Indemnified Party is a party thereto, in each case in any manner relating to, arising out of or in connection with or by reason of the Exit Facility, or the use or intended use of the proceeds of the Exit Facility, the Exit Credit Documents or the transactions contemplated hereby or thereby (which shall include any act, event or transaction related or attendant to any thereof), or in connection with any investigation of any matters contemplated hereby or thereby (collectively, the "INDEMNIFIED MATTERS") except that the Borrowers and the Guarantors shall not have any obligation to an Indemnified Party pursuant hereto with respect to any Indemnified Amounts relating to any Indemnified Matter to the extent of any portion of such Indemnified Amounts directly and primarily caused by, or directly and primarily resulting from, the gross negligence or willful misconduct of that Indemnified
                        Party as determined in a final non-appealable judgment or order by a court of competent jurisdiction. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower or Guarantor or any of their respective subsidiaries, or by any directors, security holders or creditors of any of the foregoing, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto. The Borrowers and the Guarantors further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of them or any of their respective subsidiaries for or in connection with the Indemnified Matters, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have been directly and primarily caused by, or directly and primarily resulting from, such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

ASSIGNMENTS AND
PARTICIPATIONS:         Those provisions governing assignments and
                        participations that are customary for financings of this type and others that are required by the Exit Agent, provided that no consent of the Borrowers or the Company will be required for assignments by the Exit Term
                        Lenders of their Exit Term Loans.

MISCELLANEOUS:          The loan documentation will include standard yield
                        protection provisions (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs, tax indemnities and payments free and clear of withholding taxes).

GOVERNING LAW AND
PERSONAL JURISDICTION:  New York.

                                   SCHEDULE 1

     A. Assets to be Excluded from the DIP Collateral and Exit Collateral

                                      None.

          B. Assets second liens on which are subject to MARAD consent


1. The vessel SPIRIT RIVER (O.N. 1073988), together with all equipment and appurtenances thereto, and proceeds, thereof, all as more particularly described in the Security Agreement dated as of April 21, 1999, by and between Trico Marine International, Inc., and the United States of America, and all documents related thereto.

2. The vessel HONDO RIVER (O.N. 1076616), together with all equipment and appurtenances thereto, and proceeds, thereof, all as more particularly described in the Security Agreement dated as of April 21, 1999, by and between Trico Marine International, Inc., and the United States of America, and all documents related thereto.

3. The vessel STILLWATER RIVER (O.N. 1067967), together with all equipment and appurtenances thereto, and proceeds, thereof, all as more particularly described in the Security Agreement dated as of April 8, 1998, as amended on November 6, 1998, by and between Trico Marine International, Inc., and the United States of America, and all documents related thereto.

           C. Assets a first lien on which is subject to MARAD consent

1.    The capital stock of Trico Marine International, Inc.

                                   SCHEDULE 2A

                            RELEASABLE DIP COLLATERAL



Vessel                Class     Year Built      HP      Length(ft)        Active
------                -----     ----------      --      ----------        ------
Amite                  PSV         1982        2,000        166          No

Big Horn               PSV         1980        4,290        191         Yes

Elm                    PSV         1981        3,000        185         Yes

Flint                  PSV         1981        2,250        185          No

Rapid                  PSV         1979        3,300        180          No

Red                    PSV         1982        2,250        185          No

Roe                    PSV         1979        4,300        211         Yes

Rush                   PSV         1980        3,300        185         Yes

Sun                    PSV         1980        3,200        180          No

White                  PSV         1980        3,200        180          No

Willow                 PSV         1987        3,900        190         Yes

York                   PSV         1981        2,250        190          No

                                   SCHEDULE 2B

                            RELEASABLE NORWAY VESSELS

Vessel                        Class     Year Rebuilt      HP      Length(ft)
------                        -----     ------------      --      ----------
Chaser                        AHTS          1991        15,612

Comrade                       AHTS          1985        11,000

Genesis                       PSV           1983         5,724

Mariner                       PSV           1986         4,897

                                   SCHEDULE 3A

                                     BUDGET

A.    NET INDEBTEDNESS BUDGET

      1.    Company Consolidated Net Indebtedness Budget

      CALENDAR
     MONTH END        NET INDEBTEDNESS
     ---------        ----------------
   November 2004        $140,000,000
   December 2004        $140,000,000
    January 2005        $145,000,000
   February 2005        $150,000,000
     March 2005         $155,000,000
     April 2005         $155,000,000
      May 2005          $155,000,000

      2.    Adjusted Company Consolidated Net Indebtedness Budget

      CALENDAR
     MONTH END        NET INDEBTEDNESS
     ---------        ----------------
   November 2004         $84,000,000
   December 2004         $84,000,000
    January 2005         $84,000,000
   February 2005         $84,000,000
     March 2005          $84,000,000
     April 2005          $84,000,000
      May 2005           $84,000,000

                                   SCHEDULE 3B

                          EXIT FACILITY COVENANT LEVELS

A.    MAXIMUM INDEBTEDNESS TO EBITDA

      1.    Company and its Consolidated Subsidiaries

                     TEST PERIOD ENDING     MAXIMUM RATIO
                     ------------------     -------------
                        March 31, 2005        11.5 : 1.0
                        June 30, 2005          9.5 : 1.0
                      September 30, 2005       9.4 : 1.0
                      December 31, 2005        8.6 : 1.0
                        March 31, 2006         7.2 : 1.0
                        June 30, 2006          6.6 : 1.0
                      September 30, 2006       6.0 : 1.0
                      December 31, 2006        5.6 : 1.0
                        March 31, 2007         4.9 : 1.0
                        June 30, 2007          4.7 : 1.0
                      September 30, 2007       4.5 : 1.0
                      December 31, 2007        4.4 : 1.0
                        March 31, 2008         3.7 : 1.0
                        June 30, 2008          3.4 : 1.0
                      September 30, 2008       3.2 : 1.0
                      December 31, 2008        3.0 : 1.0
                        March 31, 2009         2.9 : 1.0
                        June 30, 2009          3.0 : 1.0
                      September 30, 2009       3.2 : 1.0
                      December 31, 2009        3.4 : 1.0

      2. Company and its Consolidated Subsidiaries Other Than Trico Supply and its Consolidated Subsidiaries

                      TEST PERIOD ENDING     MAXIMUM RATIO
                      ------------------     -------------
                        March 31, 2005            N/A
                        June 30, 2005             N/A
                      September 30, 2005          N/A
                      December 31, 2005           N/A
                        March 31, 2006        15.0 : 1.0
                        June 30, 2006         11.8 : 1.0
                      September 30, 2006      10.3 : 1.0
                      December 31, 2006        8.8 : 1.0

                        March 31, 2007         6.0 : 1.0
                        June 30, 2007          6.3 : 1.0
                      September 30, 2007       5.4 : 1.0
                      December 31, 2007        4.5 : 1.0
                        March 31, 2008         3.5 : 1.0
                        June 30, 2008          2.9 : 1.0
                      September 30, 2008       2.5 : 1.0
                      December 31, 2008        2.1 : 1.0
                        March 31, 2009         2.2 : 1.0
                        June 30, 2009          2.5 : 1.0
                      September 30, 2009       3.0 : 1.0
                      December 31, 2009        3.7 : 1.0


B. MINIMUM EBITDA -- Company and its Consolidated Subsidiaries Other Than Trico Supply and its Consolidated Subsidiaries

                      TEST PERIOD ENDING    MINIMUM EBITDA
                      ------------------    --------------
                        March 31, 2005       ($3,500,000)
                        June 30, 2005         ($1,800,000)
                      September 30, 2005         $200,000
                      December 31, 2005        $2,100,000

C.    LIMITATIONS ON INDEBTEDNESS

      1.    Company and its Consolidated Subsidiaries

                         AT ANY TIME
                        DURING FISCAL           MAXIMUM
                        QUARTER ENDING       INDEBTEDNESS
                        --------------       ------------
                        March 31, 2005       $185,000,000
                        June 30, 2005        $185,000,000
                      September 30, 2005     $185,000,000
                      December 31, 2005      $185,000,000
                        March 31, 2006       $185,000,000
                        June 30, 2006        $185,000,000
                      September 30, 2006     $185,000,000
                      December 31, 2006      $185,000,000
                        March 31, 2007       $180,000,000
                        June 30, 2007        $180,000,000
                      September 30, 2007     $180,000,000
                      December 31, 2007      $180,000,000
                        March 31, 2008       $175,000,000
                        June 30, 2008        $175,000,000
                      September 30, 2008     $175,000,000
                      December 31, 2008      $175,000,000
                        March 31, 2009       $170,000,000
                        June 30, 2009        $170,000,000
                      September 30, 2009     $170,000,000
                      December 31, 2009      $170,000,000

      2. Company and its Consolidated Subsidiaries Other Than Trico Supply and its Consolidated Subsidiaries

                         AT ANY TIME
                        DURING FISCAL           MAXIMUM
                        QUARTER ENDING       INDEBTEDNESS
                        --------------       ------------
                        March 31, 2005        $90,000,000
                        June 30, 2005         $90,000,000
                      September 30, 2005      $90,000,000
                      December 31, 2005       $90,000,000
                        March 31, 2006        $85,000,000
                        June 30, 2006         $85,000,000
                      September 30, 2006      $85,000,000
                      December 31, 2006       $85,000,000


                        March 31, 2007        $80,000,000
                        June 30, 2007         $80,000,000
                      September 30, 2007      $80,000,000
                      December 31, 2007       $80,000,000
                        March 31, 2008        $75,000,000
                        June 30, 2008         $75,000,000
                      September 30, 2008      $75,000,000
                      December 31, 2008       $75,000,000
                        March 31, 2009        $70,000,000
                        June 30, 2009         $70,000,000
                      September 30, 2009      $70,000,000
                      December 31, 2009       $70,000,000

C.    LIMITATION ON CAPITAL EXPENDITURES OTHER THAN M&C COSTS

                                             MAXIMUM CAPEX
                                              (OTHER THAN
                     TEST PERIOD ENDING(1)    M&C COSTS)
                     ---------------------    ----------
                        March 31, 2005         $2,800,000
                        June 30, 2005          $5,700,000
                      September 30, 2005       $6,800,000
                      December 31, 2005        $7,700,000
                        March 31, 2006        $11,600,000
                        June 30, 2006         $14,500,000
                      September 30, 2006      $17,800,000
                      December 31, 2006       $21,200,000
                        March 31, 2007        $23,000,000
                        June 30, 2007         $23,800,000
                      September 30, 2007      $24,600,000
                      December 31, 2007       $25,400,000
                        March 31, 2008        $25,500,000
                        June 30, 2008         $25,500,000
                      September 30, 2008      $25,500,000
                      December 31, 2008       $25,600,000
                        March 31, 2009        $25,500,000
                        June 30, 2009         $25,300,000
                      September 30, 2009      $25,200,000
                      December 31, 2009       $25,100,000

D.    LIMITATION ON M&C COSTS

                                                MAXIMUM
                     TEST PERIOD ENDING(3)     M&C COSTS
                     ---------------------     ---------
                        March 31, 2005         $6,100,000
                        June 30, 2005          $9,700,000
                      September 30, 2005      $10,300,000
                      December 31, 2005       $12,900,000
                        March 31, 2006        $11,400,000
                        June 30, 2006         $11,500,000
                      September 30, 2006      $12,700,000
                      December 31, 2006       $12,500,000

----------
1 With respect to each fiscal quarter ending (a) March 31, 2005, the applicable Test Period is January 1, 2005 through March 31, 2005; (b) June 30, 2005, the applicable Test Period is January 1, 2005 through June 30, 2005; and (c) September 30, 2005, the applicable Test Period is January 1, 2005 through September 30, 2005. With respect to each fiscal quarter thereafter, the applicable Test Period is the trailing four consecutive fiscal quarters.

                        March 31, 2007        $14,000,000
                        June 30, 2007         $14,200,000
                      September 30, 2007      $14,500,000
                      December 31, 2007       $15,000,000
                        March 31, 2008        $14,500,000
                        June 30, 2008         $14,000,000
                      September 30, 2008      $12,000,000
                      December 31, 2008       $10,500,000
                        March 31, 2009        $10,500,000
                        June 30, 2009         $11,000,000
                      September 30, 2009      $11,000,000
                      December 31, 2009       $11,200,000

                                    EXHIBIT A

                             FORM OF PRO FORMA PLAN

                                    EXHIBIT B

                              FORM OF PRESS RELEASE

                      TRICO MARINE SERVICES, INC. ANNOUNCES
                 COMMENCEMENT OF SOLICITATION OF ACCEPTANCES OF
                      PRE-PACKAGED PLAN OF REORGANIZATION

          OPERATIONS TO CONTINUE AS NORMAL; VENDORS TO BE PAID IN FULL

HOUSTON, Nov. 12, 2004 - Trico Marine Services, Inc. ("TMAR" or the "Company") (NASDAQ: TMAR) announced today that it has commenced the formal process of soliciting approvals for a consensual financial restructuring of the Company from holders of the Company's $250 million 8 7/8% senior notes due 2012 (the "Senior Notes").

Once the Company receives the expected approvals from sufficient holders of the Senior Notes, it will implement the financial restructuring through a voluntary, pre-packaged bankruptcy proceeding under chapter 11 of the bankruptcy code. The Company expects to commence its pre-packaged bankruptcy case in mid-December, with an objective of consummating the restructuring in late January or early February of 2005.

Trico also announced that, in connection with the restructuring, the Company's current senior lenders have committed to provide a $75 million debtor-in-possession financing facility, comprised of a $55 million term loan, which will be used to pay all of the outstanding indebtedness under the Company's existing secured credit facility, and a new $20 million revolving credit facility. Upon effectiveness of the restructuring, and the satisfaction of certain conditions precedent, the facility will convert into a $75 million exit financing facility, which will provide the reorganized Company with liquidity for working capital and other general corporate purposes.

The Company previously announced on September 10, 2004, the execution by holders of more than 67% of the Company's Senior Notes of a binding Plan Support Agreement, pursuant to which such holders agreed to approve the proposed restructuring. The supporting noteholders represent a sufficient amount to implement the restructuring through a voluntary pre-packaged plan of reorganization. The agreement by the holders of the Senior Notes was subject to the finalization of definitive agreements and related documentation and the satisfaction of certain specified conditions.

Since that announcement, the Company has reached final agreement with the advisors to the supporting noteholders on the definitive terms of a plan of reorganization and related documents. Based on the extensive negotiation and coordination with, and input from, the noteholders' advisors, the Company is of the opinion that the plan of reorganization and all definitive agreements and related documentation fully comply with the terms and conditions set forth in the plan support agreement, and that all conditions to effectiveness set forth in the plan support agreement have been met. The advisors to the noteholder group have represented to the

Company and its advisors that they will promptly convene a meeting with the noteholder group, at which they will present the terms of the plan of reorganization and all definitive documentation, and recommend that the members of the noteholder group tender their votes to accept the plan, pursuant to the terms of the Plan Support Agreement.

As part of the plan of reorganization, each holder of the Senior Notes will receive, in exchange for its total claim (including principal and interest), its pro rata portion of 100% of the fully diluted new common stock of reorganized Trico Marine Services, Inc. before giving effect to (i) the exercise of warrants to be distributed to the Company's existing holders of common stock pursuant to the plan and (ii) a new employee option plan. On the effective date of the plan of reorganization, the sole equity interests in the reorganized Company will consist of the new common stock issued to the holders of the Senior Notes, the warrants, and options to be issued to employees. The Company's obligations under existing operating leases, or trade credit extended to the Company by its vendors and suppliers, will be unaffected by the restructuring and will be paid in full.

Under the terms of the restructuring agreement, Thomas Fairley will continue as TMAR's Chief Executive Officer and Trevor Turbidy will continue as TMAR's Chief Financial Officer. Joseph Compofelice will remain as TMAR's non-executive Chairman of the Board of Directors.

The Company has fixed November 5, 2004 as the voting record date for the determination of holders of record of eligible claims entitled to receive the solicitation package and vote on the plan of reorganization. The voting deadline to accept or reject the plan of reorganization is 5:00 p.m. eastern standard time on December 13, 2004, unless the solicitation is terminated early or extended by the Company prior to the voting deadline. The Company reserves the right to terminate the solicitation period early, including without limitation, upon receipt of the requisite votes approving the plan. In order to be counted, properly completed ballots must be received by the solicitation agent by the voting deadline.

In connection with the proposed financial restructuring of the Company, the Company has been represented by Lazard Freres & Co. LLC as financial advisors and Kirkland & Ellis LLP as legal advisors.

Trico provides a broad range of marine support services to the oil and gas industry, primarily in the Gulf of Mexico, the North Sea, Latin America, and West Africa. The services provided by the Company's diversified fleet of vessels include the marine transportation of drilling materials, supplies and crews, and support for the construction, installation, maintenance and removal of offshore facilities. Trico has principal offices in Houma, Louisiana and Houston, Texas. Please visit our website at http://www.tricomarine.com for additional information. Copies of the plan of reorganization, disclosure statement and related documents are available at www.kccllc.net/trico.

THE MATTERS DISCUSSED HEREIN CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. FORWARD-LOOKING

STATEMENTS SPEAK AS OF THE DATE SPECIFICALLY RECITED HEREIN, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS.

THE DISCUSSION OF THE MATTERS HEREIN SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS SET FORTH HEREIN AND THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES AND SCHEDULES THERETO, INCORPORATED HEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT ON FORM 10-KA FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004.

THE RESTRUCTURING PROCESS PRESENTS INHERENT MATERIAL UNCERTAINTY. IT IS NOT POSSIBLE TO DETERMINE THE LENGTH OF TIME IT WILL TAKE THE COMPANY TO COMPLETE ITS RESTRUCTURING, OR THE OUTCOME OF THE RESTRUCTURING IN GENERAL. IN ADDITION, THE IMPLEMENTATION OF A PLAN OF REORGANIZATION IS DEPENDENT UPON A NUMBER OF CONDITIONS TYPICAL IN SIMILAR REORGANIZATIONS, INCLUDING APPROVAL BY THE REQUISITE STAKEHOLDERS OF THE COMPANY AND COURT APPROVAL OF THE PLAN OF REORGANIZATION.

WHILE THE COMPANY IS IN THE PROCESS OF RESTRUCTURING, INVESTMENTS IN ITS SECURITIES WILL BE HIGHLY SPECULATIVE. SHARES OF THE COMPANY'S COMMON STOCK WILL LIKELY HAVE LITTLE OR NO VALUE. THE VALUE OF ITS SENIOR NOTES IS SIGNIFICANTLY IMPAIRED AND MAY BE FURTHER IMPAIRED.


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